Exhibit 4.9-1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO THE CREDIT AGREEMENT, dated as of June 5, 2023 (this “Amendment”), by and among Cemex, S.A.B. de C.V., a sociedad anónima bursátil de capital variable, (the “Borrower”), Citibank, N.A., a national banking association organized and existing under the laws of the United States and acting through its Agency & Trust Division, not in its individual capacity but solely in its capacity as administrative agent for the Lenders (the “Administrative Agent”), and the Lenders parties hereto. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.

RECITALS:

WHEREAS, the Borrower, the Administrative Agent, ING Capital LLC, as sustainability structuring agent, BofA Securities Inc., BNP Paribas, Citigroup Global Markets Inc., and JPMorgan Chase Bank, N.A., as joint bookrunners and lead arrangers (the “Lead Arrangers”), and each lender from time to time party thereto (the “Lenders”) have previously entered into that certain Credit Agreement, dated as of October 29, 2021 (as amended, restated, amended and restated, supplemented and/or otherwise modified prior to the date hereof, the “Credit Agreement”; the Credit Agreement as amended by this First Amendment, the “Amended Credit Agreement”);

WHEREAS, the Borrower and the Lenders parties hereto have determined in accordance with the Credit Agreement that the Eurodollar Rate should be replaced with Adjusted Term SOFR as a Benchmark Replacement for all purposes of the Credit Agreement and desire to amend the Credit Agreement, upon the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 3.3(d) of the Credit Agreement, in connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent (acting at the direction of the Required Lenders) will have the right to make Benchmark Replacement Conforming Changes without any further action or consent of any other party to the Credit Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments. Subject to the satisfaction (or waiver) of the conditions set forth in Section 3 hereof, effective as of the Amendment Effective Date (as defined below) and subject to the terms and conditions set forth herein:

(a)      The Credit Agreement is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in Annex A hereto;

(b)      Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as set forth in Annex B attached hereto;

(c)      Exhibit A of the Credit Agreement is hereby amended and restated in its entirety as set forth in Annex C attached hereto;

(d)      Exhibit B of the Credit Agreement is hereby amended and restated in its entirety as set forth in Annex D attached hereto; and

(e)      Exhibit G of the Credit Agreement is hereby amended and restated in its entirety as set forth in Annex E attached hereto.

SECTION 2. Representations and Warranties. In order to induce the Administrative Agent and the Lenders party hereto to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and such Lenders on and as of the Amendment Effective Date that:

(a)      Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof (i) is (1) duly organized or formed, validly existing and (2) as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (1) own or lease its assets and carry on its business and (2) execute, deliver and perform its obligations under this Amendment and the other the Loan Documents to which it is a party, if any, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (i)(2), (ii)(1) or (iii), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)      Authorization; No Contravention. The execution and delivery by each Loan Party of this Amendment and performance by each Loan Party of this Amendment and each other Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) except as would not reasonably be expected to have a Material Adverse Effect, conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any Lien under, or require any payment to be made under (1) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Applicable Law in any material respect.

(c)      Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment or any other Loan Document, except for those which have been already obtained, approved, granted, taken, given or made, as the case may be.

(d)      Binding Effect. This Amendment has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Amendment constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, capital impairment, recognition of judgments, recognition of choice of law, enforcement of judgments or other similar laws or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered to the Administrative Agent in connection with the Loan Documents.

(e)      Incorporation of Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party set forth in the Credit Agreement and in any other Loan Document are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the Effective Date (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date).

SECTION 3. Conditions to Effectiveness. This Amendment and the amendments attached as Annex A, Annex B, Annex C, Annex D and Annex E hereto shall become effective on the date (the “Amendment Effective Date”) when each of the following conditions shall have been fulfilled to the reasonable satisfaction of the Lenders:

(a)      the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of each of the other parties hereto;

(b)      the representations and warranties made pursuant to Section 2 hereof shall be true and correct on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to another date, in which case they shall be true and correct as of such other date;

(c)      the Borrower shall have paid to the Administrative Agent all reasonable fees, costs and out-of-pocket expenses (including reasonable and documented fees, charges and disbursements of counsel) of the Administrative Agent for which invoices have been documented in one or more invoices presented at least one day prior to the Amendment Effective Date, incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment; and

(d)      the Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying (A) that the representations and warranties made pursuant to Section 2 hereof are true and correct on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to another date, in which case they shall be true and correct as of such other date and (B) that no Default exists, or would occur immediately after giving effect to this Amendment, on the Amendment Effective Date.

SECTION 4. Reaffirmation of Guarantees. Each of the Borrower and each other Loan Party party hereto hereby (a) acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Amendment and the transactions contemplated thereby, (b) affirms and confirms, as applicable, its guarantees, pledges, grants and other undertakings under the Amended Credit Agreement and the other Loan Documents to which it is a party and (c) agrees that (i) each Loan Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect (with the same priority, as applicable) and shall accrue to the benefit of the applicable secured party or parties thereunder.

SECTION 5. Transition to Term SOFR. Notwithstanding any other provision herein or in any other Loan Document, any Loan bearing interest by reference to the Eurodollar Rate (as defined in the Existing Credit Agreement) outstanding as of the Amendment Effective Date shall continue to bear interest at the Eurodollar Rate until the end of the applicable Interest Period for such Loan as in effect on the Amendment Effective Date and the Eurodollar-related provisions of the Existing Credit Agreement applicable thereto shall continue and remain in effect (notwithstanding the election of the Borrower to establish an alternate rate of interest to the Eurodollar Rate and the occurrence of the Amendment Effective Date) until the end of the applicable Interest Period for such Loans as in effect on the Amendment Effective Date, after which such provisions shall have no further force or effect and thereafter, all such Loans formerly bearing interest by reference to the Eurodollar Rate shall be SOFR Loans unless the Borrower specifies otherwise in accordance with the Amended Credit Agreement.

SECTION 6. Miscellaneous.

(a)      Survival. Except as expressly provided in this Amendment, all of the terms, provisions, covenants, agreements, representations and warranties and conditions of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect as written, unmodified hereby and are hereby ratified by the Borrower and each other Loan Party. In the event of any conflict between the terms, provisions, covenants, representations and warranties and conditions of this Amendment, on the one hand, and the Credit Agreement or any other applicable Existing Document, on the other hand, this Amendment shall control.

(b)      Further Assurances. Each of the Borrower and each other Loan Party each agrees to execute such other documents, instruments and agreements and take such further actions reasonably requested by the Administrative Agent to effectuate the provisions of this Amendment.

(c)      Severability. Any term or provision of this Amendment that is invalid, illegal or unenforceable in any jurisdiction shall, solely as to that jurisdiction, be ineffective solely to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Amendment or affecting the validity, legality or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

(d)      Entire Agreement. This Amendment, the Credit Agreement (as amended hereby) and the other applicable Loan Documents constitute the entire agreement among the parties to the Credit Agreement and such other applicable Loan Document with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and verbal, among such parties or any of them with respect to the subject matter hereof. Any exhibits or annexes attached hereto are hereby incorporated herein by reference and made a part hereof.

(e)      Binding Effect, Beneficiaries. This Amendment shall be binding upon and inure to the benefit of the parties to the Credit Agreement and each other applicable Loan Document and their respective heirs, executors, administrators, successors, legal representatives and assigns, and no other party shall derive any rights or benefits herefrom.

(f)      Governing Law, Etc.

(i)  This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York.

(ii)  The provisions of Sections 10.15(b), 10.15(c), 10.15(d) and 10.16 of the Credit Agreement are hereby incorporated by reference mutatis mutandis as if full set forth herein.

(g)      Construction. This Amendment shall be construed without regard to any presumption or other rule requiring construction against the party drafting this Amendment.

(h)      Notices. All notices relating to this Amendment shall be delivered in the manner and subject to the provisions set forth in the Credit Agreement.

(i)      Counterparts; Effectiveness; Electronic Execution. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. Except as provided in Section 3, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of each other party hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(j)      Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

(k)      Reference to and Effect on the Credit Agreement and the Other Loan Documents. On and after the Effective Date, each reference in any Loan Document to the Credit Agreement and the use therein of “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall, in each case, mean and be a reference to the Credit Agreement as amended by this Amendment. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect (with the same priority, as applicable) and are hereby ratified and confirmed and this Amendment shall not be considered a novation. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender or any other party under, the Amended Agreement, any of the other Loan Documents or otherwise. This Amendment shall be deemed to be a “Loan Document”, “Credit Document”, “Transaction Document”, “Financing Agreement” or “Related Document” (or other analogous or similar defined term) for purposes of the Amended Agreement and the other Loan Documents.

(l)      Administrative Agent Provisions.

(i)  By their signatures hereto, each Lender (which collectively constitute the Required Lenders under the applicable Loan Documents), hereby (A) acknowledges, accepts, and consents to this Amendment, (B) designates this Amendment as a Loan Document in all respects in connection with the Credit Agreement and the other Loan Documents and (C) authorizes and instructs the Administrative Agent to execute, deliver, and perform this Amendment.

(ii)  It is acknowledged and agreed that (A) this Amendment is executed and delivered by Citibank, N.A., not individually or personally but solely as Administrative Agent in the exercise of the powers and authority conferred and vested in it hereunder and under the Amended Credit Agreement, (B) the Administrative Agent has executed and delivered this Amendment in accordance with the instructions of the Lenders set forth in Section 6(l)(i) above, (C) the Administrative Agent assumes no responsibility for the correctness of the recitals contained herein and shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution (except with respect to itself) or sufficiency of this Amendment and makes no representation with respect thereto, and (D) in connection with its execution, delivery, and performance of this Amendment, the Administrative Agent (and its Related Parties) shall be entitled to the benefit of every provision of the Amended Credit Agreement limiting the liability of or affording rights, benefits, protections, privileges, immunities, exculpations, immunities, or indemnities to the Administrative Agent as if they were each expressly set forth herein mutatis mutandis. In the case of any reference herein to the taking or omitting to take any action and/or the giving of any consent, approval or direction by the Administrative Agent, it is understood and agreed that in all cases the Administrative Agent shall only take such action in accordance with the written direction of the Required Lenders. In the case of a conflict between this Amendment and the Amended Credit Agreement, the Amended Credit Agreement shall govern and control the liabilities, rights, obligations, privileges, protections, exculpations, immunities, indemnities and benefits of the Administrative Agent.

(m)      Post-Closing Condition. Subject to Section 2.9(b) of the Credit Agreement, the Borrower shall, within ten (10) Business Days of the request of any Lender and upon the receipt by the Borrower at the Corporate Office or through the Custodian at the Lender’s election, of any then-existing Note, execute and deliver to such Lender one or more replacement Notes with respect to each such existing Note, substantially in the form of Annex D attached hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the day and year first above written.

Cemex, S.A.B. de C.V.,
as Borrower

By:	/s/ Fernando José Reiter Landa
Name: Fernando José Reiter Landa
Title: Attorney-in-Fact

Cemex Concretos, S.A. de C.V.,
as a Loan Party

By:	/s/ Fernando José Reiter Landa
Name: Fernando José Reiter Landa
Title: Attorney-in-Fact

Cemex Operaciones México, S.A. de C.V.,
as a Loan Party

By:	/s/ Fernando José Reiter Landa
Name: Fernando José Reiter Landa
Title: Attorney-in-Fact

Cemex Corp.,
as a Loan Party

By:	/s/ Fernando José Reiter Landa
Name: Fernando José Reiter Landa
Title: Attorney-in-Fact

Cemex Innovation Holding Ltd.,
as a Loan Party

By:	/s/ Fernando José Reiter Landa
Name: Fernando José Reiter Landa
Title: Attorney-in-Fact

CITIBANK, N.A,
as Administrative Agent

By:	/s/ Pahtricia Arenas
Name: Pahtricia Arenas
Title: Senior Trust Officer

ING Capital LLC,
as Sustainability Structuring Agent

By:	/s/ Ana Carolina Oliveria
Name: Ana Carolina Oliveria
Title: Managing Director

By:	/s/ Bill James
Name: Bill James
Title: Head of Lending Americas

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Gonzalo Isaacs
Name: Gonzalo Isaacs
Title: Managing Director

BNP PARIBAS,
as a Lender

By:	/s/ Julien Pecoud-Bouvet
Name: Julien Pecoud-Bouvet
Title: Director

By:	/s/ Karim Remtoula
Name: Karim Remtoula
Title: Director

BANCO NACIONAL DE MEXICO S.A.,
INTEGRANTE DEL GRUPO FINANCIERO BANAMEX,
as a Lender

By:	/s/ Eduardo Aldaco Borboa
Name: Eduardo Aldaco Borboa
Title: Attorney-at-Fact

By:	/s/ Guadalupe Valdés
Name: Guadalupe Valdés
Title: Attorney-at-Fact

CRÉDIT AGRICOLE CORPORATE AND
INVESTMENT BANK,
as a Lender

By:	/s/ Jaime Frontera
Name: Jaime Frontera
Title: Managing Director

By:	/s/ Gordon Yip
Name: Gordon Yip
Title: Director

ING BANK N.V., DUBLIN BRANCH,
as a Lender

By:	/s/ Cormac Langford
Name: Cormac Langford
Title: Director

By:	/s/ Ciaran Dunne
Name: Ciaran Dunne
Title: Director

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Christophe Vohmann
Name: Christophe Vohmann
Title: Executive Director

MIZUHO BANK, LTD.,
as a Lender

By:	/s/ Paul Grayson
Name: Paul Grayson
Title: Director

BANK OF CHINA LTD. (PANAMA BRANCH),
as a Lender

By:	/s/ Ni Na
Name: Ni Na
Title: Executive Vice President

INDUSTRIAL AND COMMERCIAL BANK OF
CHINA LTD. (PANAMA BRANCH),
as a Lender

By:	/s/ Zhu Liang
Name: Zhu Liang
Title: Assistant General Manager

INTESA SANPAOLA S.P.A., NEW YORK
BRANCH,
as a Lender

By:	/s/ Javier Richard Cook
Name: Javier Richard Cook
Title: Managing Director

By:	/s/ Jennifer Feldman Facciola
Name: Jennifer Feldman Facciola
Title: Business Director

SUMITOMO MITUSI BANKING
CORPORATION,
as a Lender

By:	/s/ Raphael Dumas
Name: Raphael Dumas
Title: Co-Head of Latam Corporate Finance

CITIZENS BANK, N.A.,
as a Lender

By:	/s/ A. Paul Dawley
Name: A. Paul Dawley
Title: Senior Vice President

SOCIÉTÉ GÉNÉRALE,
as a Lender

By:	/s/ Richard Bernal
Name: Richard Bernal
Title: Managing Director

BANCO SANTANDER, S.A.,
as a Lender

By:	/s/ Fatima Moreno
Name: Fatima Moreno
Title: Vice President

By:	/s/ Lucas Videla
Name: Lucas Videla
Title: Executive Director

CRÉDIT INDUSTRIEL ET COMMERCIAL,
LONDON BRANCH,
as a Lender

By:	/s/ Patrick Kitching
Name: Patrick Kitching
Title: Head of Corporate Finance

By:	/s/ Ben Travers
Name: Ben Travers
Title: Corporate Finance Manager

CITY NATIONAL BANK,
as a Lender

By:	/s/ Brian Myers
Name: Brian Myers
Title: Managing Director

BANCO MERCANTIL DEL NORTE S.A.
INSTITUCIÓN DE BANCA MÚLTIPLE,
GRUPO FINANCIERO BANORTE,
as a Lender

By:	/s/ Manuel Ramirez Garcia
Name: Manuel Ramirez Garcia
Title: Attorney-in-Fact

By:	/s/ Claudia Ailed de la Rosa Reyes
Name: Claudia Ailed de la Rosa Reyes
Title: Attorney-in-fact

CREDIT SUISSE AG, NEW YORK BRANCH,
as a Lender

By:	/s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

By:	/s/ Michael Dieffenbacher
Name: Michael Dieffenbacher
Title: Authorized Signatory

ANNEX A

MARKED VERSION REFLECTING CHANGES

PURSUANT TO THE FIRST AMENDMENT TO THE CREDIT AGREEMENT

ADDED TEXT SHOWN UNDERSCORED

DELETED TEXT SHOWN ~~STRIKETHROUGH~~

CREDIT AGREEMENT

DATED AS OF OCTOBER 29, 2021,

as amended by the First Amendment, dated as of June 5, 2023,

among

Cemex, S.A.B. de C.V.,

as the Borrower,

Citibank, N.A.,

as Administrative Agent,

ING Capital LLC,

as Sustainability Structuring Agent,

BofA Securities Inc.,

BNP Paribas,

Citigroup Global Markets Inc., and

JPMorgan Chase Bank, N.A.,

as Joint Bookrunners and Joint Lead Arrangers

and

The Other Lenders Party Hereto

SCHEDULES

1.1	Applicable Margin and KPI Targets
2.1	Commitments and Applicable Percentages
5.6	Litigation and Environmental Matters
5.13	Subsidiaries and Other Equity Investments
5.17	Intellectual Property Matters
7.1	Existing Liens
7.2	Existing Indebtedness
10.2	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

A	Form of Committed Loan Notice
B	Form of Note
C	Form of Compliance Certificate
D	Form of Pricing Certificate
E-1	Form of Assignment and Assumption
E-2	Administrative Questionnaire
F	Form of Guaranty
G	Form of Notice of Loan Prepayment
H	Form of Acceptable Assumption Agreement

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of October 29, 2021, among Cemex, S.A.B. de C.V., a sociedad anónima bursátil de capital variable (the “Borrower”), Citibank, N.A., a national banking association organized and existing under the laws of the United States and acting through its Agency & Trust Division, not in its individual capacity but solely in its capacity as administrative agent for the Lenders (the “Administrative Agent”), ING Capital LLC, solely in its capacity as sustainability structuring agent (the “Sustainability Structuring Agent”), BofA Securities Inc., BNP Paribas, Citigroup Global Markets Inc., and JPMorgan Chase Bank, N.A., as joint bookrunners and joint lead arrangers (collectively, the “Lead Arrangers” and individually, a “Lead Arranger”), and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

The Borrower has requested that the Lenders provide a term credit facility and a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

Section 1.1  Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Assumption Agreement” means an Assumption Agreement with respect to the Obligations of the Borrower or a Guarantor, as applicable, in substantially the form of Exhibit H.

“Additional Guarantor” means any Person that, with the written acknowledgment of the Borrower, executes a guaranty in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F, and who shall, promptly following any request from the Administrative Agent or any Lender, provide information and documentation reasonably requested by the Administrative Agent or such Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” has the meaning set forth in the preamble of this Agreement.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.2, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Revolving Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Alternative Fuels” are defined following the Global Cement and Concrete Association Sustainability Guidelines, as in effect on the Effective Date, for co-processing fuels and raw materials in cement manufacturing and include, but are not limited to, industrial waste, municipal solid waste, biomass residues and tires.

“Annual Period” means each calendar year.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Margin” means the percentage per annum, based on the Consolidated Leverage Ratio, applicable to each Loan as set forth in Schedule 1.1 hereto, and after giving effect to any Sustainability Margin Adjustment.

“Applicable Percentage” means, (a) with respect to any Lender in respect of the Revolving Facility, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Revolving Commitment at such time; provided, however, that if the Revolving Commitments have terminated pursuant to Section 8.2 or expired, the Applicable Percentage of each Lender shall be determined based upon the Revolving Commitments of each Lender most recently in effect, giving effect to any subsequent assignments and to any Revolving Lender’s status as a Defaulting Lender at the time of determination and (b) with respect to any Lender in respect of the Term Facility, (i) on or prior to the Initial Funding Date, the percentage of the total Initial Term Loan Commitments of all Term Lenders represented by such Lender’s Initial Term Loan Commitment at such time and (ii) thereafter, the percentage of the aggregate outstanding Term Loans under the Term Facility of all Term Lenders represented by the aggregate outstanding Term Loans under the Term Loan Facility of such Lender at such time. The initial Applicable Percentage of each Lender with respect to the Revolving Facility and the Term Loan Facility, as applicable, is set forth opposite the name of such Lender on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.7), and acknowledged by the Administrative Agent, in substantially the form of Exhibit E-1.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2020, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate (or component thereof), any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is removed pursuant to Section 3.3(f).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliate (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1⁄2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate,” and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.3 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.3. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, for any Available Tenor, the sum of (a) the alternate benchmark rate that has been selected by the Administrative Agent (acting at the written direction of the Required Lenders) and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent (acting at the written direction of the Required Lenders) and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Required Lenders decide may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice as determined by the Required Lenders (or, if the Required Lenders decide that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Required Lenders decide is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent (acting at the direction of the Required Lenders), which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)

in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b)

in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark, in each case as notified to the Administrative Agent by the Borrower or any Lender:

(a)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning specified in the preamble hereto.

“Borrower Materials” has the meaning specified in Section 6.2.

“Borrowing” means a borrowing of Term Loans or Revolving Loans under this Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Mexico or New York, New York.

“Capital Stock” means:

(a)  with respect to any Person that is a corporation, any and all shares, equity quotas (partes sociales), interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

(b)  with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person.

“Cash” means the amount of “Cash and cash equivalents” as set out in the relevant line in the relevant financial statements as determined in accordance with IFRS.

“Cementitious Product” means all clinker volumes produced by a company for cement making or direct clinker sale, plus gypsum, limestone, cement kiln dust and all clinkers consumed for blending, plus all cement substitutes produced. Clinker bought from third parties for the production of cement shall not constitute Cementitious Product.

“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Securities and Exchange Act of 1934, as amended) of twenty percent (20%) or more in voting power of the outstanding Voting Stock of the Borrower is acquired by any Person. Notwithstanding the foregoing, a transaction will not be deemed to constitute a Change of Control if (1) the Borrower becomes a direct or indirect Wholly Owned Subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Borrower’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) has beneficial ownership of twenty percent (20%) or more in voting power of the Voting Stock of such holding company.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means an Initial Term Loan Commitment or a Revolving Commitment, as the context may require.

“Commitment Fee” has the meaning specified in Section 2.7.

“Committed Loan Notice” means a request for a Borrowing or a conversion or continuation of any Loan, which shall be substantially in the form of Exhibit A, duly completed and signed by a Responsible Officer of the Borrower.

“Common Stock” of any Person means any and all shares, equity quotas (partes sociales), interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common equity interests, whether outstanding on the Effective Date or issued after the Effective Date, and includes, without limitation, all series and classes of such common equity interests. For the avoidance of doubt, “Common Stock” of the Borrower will be deemed to include the Borrower’s American Depositary Receipts and Ordinary Participation Certificates (Certificados de Participación Ordinarios).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Coverage Ratio” means, on any date of determination, the ratio of (a) ratio Consolidated EBITDA for the one (1) year period ending on such date to (b) Consolidated Interest Expense for the one (1) year period ending on such date.

“Consolidated Debt” means, at any date, the sum (without duplication) of (a) the aggregate amount of all Financial Debt of the Borrower and its Subsidiaries on a consolidated basis at such date, plus or minus, as applicable, (b) to the extent not included in Financial Debt, the aggregate net mark-to-market amount, which may be positive or negative, of all Swap Contracts (except to the extent such exposure is cash collateralized to the extent permitted under, or not restricted by, the Loan Documents). Notwithstanding the foregoing, Consolidated Debt shall exclude any existing or future obligations under any Securitization, any subordinated notes with no fixed maturity (which shall include, for the avoidance of doubt, the Borrower’s U.S.$1.0 billion 5.125% subordinated notes with no fixed maturity), and any Indebtedness (whether in the form of perpetual, convertible, hybrid or similar securities or financial instruments) that is subordinated to the Obligations.

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, operating earnings before other (expenses) income, plus net depreciation and amortization expense, in each case determined in accordance with IFRS, as adjusted for any Discontinued EBITDA, and solely for the purpose of calculating the Consolidated Leverage Ratio on a Pro Forma Basis for any Material Disposition and/or Material Acquisition.

“Consolidated Interest Expense” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of: (a) consolidated interest expense, to the extent such expense was deducted (and not added back) in computing consolidated net income (or loss), including (i) amortization of original issue discount resulting from the issuance of indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances, (iii) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of obligations under any hedge agreements or other derivative instruments pursuant to IFRS), (iv) net payments, if any, made (less net payments, if any, received) pursuant to interest rate obligations under any hedge agreements with respect to indebtedness, (v) penalties and interest relating to taxes, (vi) any expensing of bridge, commitment or other financing fees, and excluding amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses; plus (b) consolidated capitalized interest and the interest component of Leases that constitute Indebtedness of such person for such period, whether paid or accrued.

“Consolidated Leverage Ratio” means, on any date of determination, the ratio of (a) Consolidated Net Debt on such date to (b) Consolidated EBITDA for the one (1) year period ending on such date.

“Consolidated Net Debt” means, at any date, for the Borrower and its Subsidiaries on a consolidated basis, the Consolidated Debt net of Cash of the Borrower and its Subsidiaries that would not appear as “restricted” on a balance sheet in accordance with IFRS on such date.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Indebtedness” means any (a) Indebtedness the terms of which provide for conversion into, or exchange for, Common Stock of the Borrower, cash in lieu thereof and/or a combination of Common Stock of the Borrower and cash in lieu thereof or (b) contingent convertible units and related note purchase contracts.

“Corporate Office” means the Borrower’s corporate office located at Avenida Ricardo Margain Zozaya 325, Colonia Valle del Campestre, San Pedro Garza Garcia, Nuevo Leon, Mexico 66265, or any other office that might be notified from time to time to the Administrative Agent.

“Custodian” means any custodian of the Notes acting as agent for and on behalf of the Lenders for the time being appointed on behalf of the Lenders by the Administrative Agent (acting at the direction of the Required Lenders) with the Borrower’s prior written consent (not to be unreasonably withheld, conditioned or delayed) provided that such Custodian must maintain an office in the metropolitan area of Monterrey, Nuevo León, Mexico.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Mexican Bankruptcy Law (Ley de Concursos Mercantiles), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, concurso mercantil, quiebra or similar debtor relief Laws of the United States, Mexico or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) with respect to any principal payable under or in respect of the Facilities not paid when due, the applicable interest rate plus 2.00% per annum and (b) with respect to other overdue amounts (including overdue interest), the interest rate applicable to Base Rate Loans plus 2.00% per annum.

“Defaulting Lender” means, subject to Section 2.12(b), any Lender that has failed to (a) fund all or any portion of its Loans on the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing prior to such date that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (b) pay to the Administrative Agent, or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, or has notified the Borrower or the Administrative Agent, in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, visitador, conciliador, síndico, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of (i) an Undisclosed Administration and (ii) the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent (in each case, acting at the written direction of the Required Lenders) that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.12(b)) upon written notice of such determination to the Borrower and each other Lender.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any comprehensive Sanction (at the time of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region).

“Discontinued EBITDA” means, for any period, the sum for Discontinued Operations of the operating income for such period plus, without duplication and to the extent deducted in determining such discontinued operating income, depreciation, amortization expense and impairment of assets of the Discontinued Operations. For the avoidance of doubt, the

Discontinued EBITDA will be added to the Consolidated EBITDA for any period for which the Disposition of the Discontinued Operations has not yet occurred.

“Discontinued Operations” means operations that are accounted for as discontinued operations for which the Disposition of such assets has not yet occurred.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Lender” means (a) certain financial institutions and other institutional lenders that have been specified to the Administrative Agent by the Borrower in writing at any time prior to the Effective Date, (b) any of the Borrower’s competitors that have been specified to the Administrative Agent by the Borrower in writing at any time and from time to time, and (c) in the case of each of clauses (a) and (b), any of their respective Affiliates that are either (x) identified in writing by the Borrower from time to time, or (y) clearly identifiable on the basis of such Affiliate’s name.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollar” and “$” mean lawful money of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the first date all the conditions precedent in Section 4.1 are satisfied or waived in accordance with Section 10.1.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.7 (subject to such consents, if any, as may be required under Section 10.7).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws (including common law), official standards (normas técnicas), regulations, ordinances, rules, applicable judgments, applicable orders, applicable decrees, permits and licenses relating to pollution and the protection of human health and safety with respect to exposure to Hazardous Materials, protection of the environment and natural resources or the release of Hazardous Materials into the environment, including any of the foregoing related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, pursuant to or arising from (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of Capital Stock of such Person and any warrants, rights or options to purchase any of the foregoing (but excluding any Convertible Indebtedness), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan (if any resulting liability has not been satisfied or payments of such liability are delinquent) or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of

ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Erroneous Payment” has the meaning assigned to it in Section 9.5(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.5(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.5(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.5(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.1.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) any Mexican withholding Taxes imposed on amounts payable under any Loan Document to or for the account of any Lender, in excess of the withholding Taxes that would have been imposed had such recipient been a Qualified Entity at the time of payment, and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Executive Compensation Plan” means any stock option plan, restricted stock plan or retirement plan which the Borrower or any of its Subsidiaries, any other obligor customarily provides to its employees, consultants and directors.

“Facilities” means the Term Facility and the Revolving Facility, together.

“Facilities Agreement” means that certain facilities agreement, dated as of July 19, 2017, entered into by and among the Borrower and certain of its Subsidiaries named therein, the financial institutions party thereto, as original lenders, Citibank Europe PLC, UK Branch, as agent, and Wilmington Trust (London) Limited, as security agent (as amended, amended and restated, supplemented or otherwise modified from time to time, including as amended and/or restated pursuant to an amendment and restatement agreement, dated April 2, 2019, an amendment and restatement agreement, dated November 4, 2019, an amendment agreement, dated May 22, 2020, an amendment and restatement agreement, dated October 13, 2020, and an amendment confirmation dated October 5, 2021).

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means, collectively, (a) the letter agreement, dated October 29, 2021, between the Borrower and the Lead Arrangers and (b) the letter agreement, dated September 24, 2021, between the Borrower and the Administrative Agent.

“Financial Debt” means, at any date with respect to any Person, the sum (without duplication) of the following, in each case, as determined in accordance with IFRS:

(a)	Indebtedness of such Person pursuant to clause (a) of the definition thereof;

(b)	Indebtedness of such Person pursuant to clause (b) of the definition thereof;

(c)	Indebtedness of such Person pursuant to clause (c) of the definition thereof;

(d)	Indebtedness of such Person pursuant to clause (e) of the definition thereof;

(e)	Indebtedness of such Person pursuant to clause (f) of the definition thereof; and

(f)	all Guarantees of such Person in respect of any of the foregoing.

“Floor” means a rate of interest equal to 0%.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Governmental Authority” means the government of the United States, Mexico or any other nation, or of any political subdivision thereof, whether state or local, and any agency,

authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means (a) as of the Initial Funding Date, the Initial Guarantors, and (b) after the Initial Funding Date, the Initial Guarantors together with any Additional Guarantor.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“IFRS” means international accounting standards within the meaning of International Accounting Standards Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with IFRS (except as expressly set forth below):

(a)	all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)

all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments which, for the avoidance of doubt, shall not deemed Indebtedness until they are required to be funded;

(c)	net obligations of such Person under any Swap Contract (as determined in accordance with IFRS);

(d)

all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) if (i) one of the primary reasons behind entering into such obligation is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 90 days after the date of supply;

(e)

Indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements) but only to the extent of the fair market value of the property secured thereby, whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)

the aggregate amount of all financial obligations arising under any Leases of such Person recognized in the consolidated statement of financial position of such Person in accordance with IFRS less the sum (without duplication) of (i) all obligations of such Person to pay the deferred purchase price of property or services and (ii) all obligations of such Person with respect to product invoices incurred in connection with export financing;

(g)

all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment before the Maturity Date (other than at the option of such Person) in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)	all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person, and in any case only to the extent of the recourse to such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.5(b).

“Information” has the meaning specified in Section 10.8.

“Initial Funding Date” means the first date on which any Loans are funded.

“Initial Guarantors” means, collectively, CEMEX Concretos, S.A. de C.V., CEMEX Operaciones México, S.A. de C.V., CEMEX Corp. and CEMEX Innovation Holding Ltd. (formerly known as CEMEX TRADEMARKS HOLDING Ltd.).

“Initial Term Loan Commitment” means, as to each Term Lender, its obligation to make a Term Loan on the Initial Funding Date in the amount of such Term Lender’s Initial Term Loan Commitment set forth on Schedule 2.1, as such commitment shall be terminated pursuant to Section 2.4.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December of a fiscal year and the Maturity Date.

“Interest Period” means as to each SOFR Loan, the period commencing on the date such SOFR Loan is disbursed or converted to or continued as a SOFR Loan and ending on the date one, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(a)  any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)  any Interest Period pertaining to a SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)  no Interest Period shall extend beyond the Maturity Date.

“Inventory Financing” means any arrangement pursuant to which the Borrower or any of its Subsidiaries sells or otherwise disposes of inventory to a counterparty (including a bank or other institution or a special purpose vehicle or partnership incorporated or established by or on behalf of such bank or other institution or an Affiliate of such bank or other institution) and has an obligation to repurchase such inventory to the extent that it is not sold to a third party within a specified period.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“KPI Metrics” means:

(a)	direct CO2 emissions measured in kg of CO2 per ton of Cementitious Product (excluding on site electricity production) minus emissions from biomass fuel sources and Alternative Fuels;

(b)	power consumption from clean energy sources in cement, including renewable energy sources such as solar, wind, hydro, and biomass, and power generated from waste heat recovery systems; and

(c)	the percentage of fuel consumption from Alternative Fuels compared to the total fuel consumption for cement plant operations in a given period.

“KPI Metrics Auditor” means, with respect to any KPI Metric, KPMG Cárdenas Dosal, S.C.; provided that the Borrower may from time to time designate any independent public accountants of recognized national standing reasonably acceptable to the Sustainability Structuring Agent as a replacement KPI Metric Auditor, it being understood that any “big four” auditing firm or other auditing firm of recognized national standing acting in its capacity as an independent auditor of the Borrower shall be acceptable to the Sustainability Structuring Agent; provided, further, that the Borrower shall use commercially reasonable efforts to cause such replacement KPI Metric Auditor to apply substantially the same auditing standards and methodology used in the first KPI Metrics Report delivered by the Borrower.

“KPI Metrics Report” means a report that may take the form of any nonfinancial disclosure of the Borrower’s performance of one or more KPI Metrics, prepared by or on behalf of the Borrower for one or more KPI Metrics for a specific Annual Period, and published on an Internet or intranet website to which each Lender and the Administrative Agent have been granted access free of charge (or at the expense of the Borrower). Such KPI Metrics Report shall be audited by the KPI Metrics Auditor.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, official standards (normas técnicas), regulations, ordinances, codes, and all applicable administrative orders, directed duties, licenses, authorizations and permits issued by any Governmental Authority.

“Lease” means, as to any Person, the obligations of such Person under a contract, or part of a contract, that conveys the right to use an asset (the underlying asset) for a period of time in exchange for consideration. For the avoidance of doubt, for purposes of this definition and its application to the Borrower, short-term and low-value leases as defined by the Borrower’s policy under IFRS are excluded.

“Lender” means a Term Lender or a Revolving Lender, as the context may require.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such

Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing); provided, however, that the following shall only constitute a Lien in circumstances where the arrangement or transaction is entered into primarily as a method of raising Indebtedness or of financing the acquisition of an asset:

(i)  the sale, transfer or other Disposition of any of the assets of the Borrower or its Subsidiaries on terms whereby they are or may be leased to or re-acquired the Borrower or its Subsidiaries;

(ii)  the sale, transfer or other Disposition of any of the Borrower’s or its Subsidiaries’ receivables on recourse terms;

(iii)  the entering into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)  the entering into any other preferential arrangement having a similar effect as those described in (i) to (iii) above.

“Loan” means an extension of credit by a Lender to the Borrower under Article II.

“Loan Documents” means this Agreement, including schedules and exhibits hereto, each Note, the Guaranty, the Fee Letters (other than for purposes of Section 10.1), each Committed Loan Notice, and any amendments, modifications or supplements hereto or to any other Loan Document or waivers hereof or to any other Loan Document.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Material Acquisition” means any (a) acquisition of property or series of related acquisitions of property that constitutes assets comprising all or substantially all of an operating unit, division or line of business or (b) acquisition of or other investment in the Equity Interests of any Subsidiary or any person which becomes a Subsidiary or is merged or consolidated with the Borrower or any of its Subsidiaries, in each case, which involves the payment of consideration by the Borrower and its Subsidiaries in excess of U.S.$250.0 million (or the equivalent in other currencies).

“Material Adverse Effect” means (a) a material adverse change in the business, financial condition, operations, performance or properties of the Borrower and its Subsidiaries taken as a whole; or (b) a material adverse effect on (i) the ability of any Loan Party to perform its payment Obligations under any Loan Document or (ii) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party or (iii) the rights, remedies and benefits available to, or conferred upon, the Administrative Agent or any Lender under any Loan Documents.

“Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of U.S.$250.0 million (or the equivalent in other currencies).

“Maturity Date” means the date that is five years from the Initial Funding Date; provided, however, that if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

“Mexico” means the United Mexican States (Estados Unidos Mexicanos).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.1 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a non-negotiable promissory note (pagaré no negociable) made by the Borrower as issuer (suscriptor), and by each Guarantor organized under the laws of Mexico as guarantor (avalista), in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B or any other form reasonably satisfactory to the Required Lenders in the case of a Benchmark Replacement, delivered pursuant to Section 2.9, Section 4.2(a), Section 4.2(b) or Section 6.13.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit G, duly completed and signed by a Responsible Officer.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities, reimbursements and other amounts (including all fees, charges, expenses and disbursements of counsel to the Administrative Agent or any Lender) payable by any Loan Party under any Loan Document to the Administrative Agent or any Lender and (b) the obligation of the Loan Parties to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Loan Parties in accordance with the terms and conditions of the Loan Documents.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, as applicable (a) with respect to any corporation, the charter or certificate or articles of incorporation (including acta constitutiva) and the bylaws (estatutos sociales or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.6).

“Outstanding Amount” means, with respect to Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans occurring on such date.

“Participant” has the meaning specified in Section 10.7(d).

“Participant Register” has the meaning specified in Section 10.7(d).

“PATRIOT Act” has the meaning specified in Section 10.21.

“Payment Recipient” has the meaning assigned to it in Section 9.5(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards with respect to Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan and other than a Multiemployer Plan) that is maintained by the Borrower and any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained by the Borrower and any Pension Plan maintained by an ERISA Affiliate.

“Platform” has the meaning specified in Section 6.2.

“Preferred Stock” of any Person means any Equity Interests of such Person that has preferential rights over any other Equity Interests of such Person with respect to dividends, distributions or mandatory redemptions or upon liquidation.

“Pricing Certificate” means a certificate substantially in the form of Exhibit D signed by a Responsible Officer of the Borrower attaching (a) true and correct copies of each KPI Metrics Report for the immediately preceding Annual Period and setting forth the Sustainability Margin Adjustment for the period covered thereby and for the KPI Metrics disclosed therein, and computations in reasonable detail in respect thereof and (b) if any KPI Metrics Report was audited or reviewed by the KPI Metrics Auditor, a review report of the KPI Metrics Auditor containing its customary limited assurances with respect to the computations in such KPI Metrics Report.

“Process Agent” means (a) as of the Effective Date, CEMEX NY Corporation, and (b) after the Effective Date, such other Person as the Borrower may appoint from time to time pursuant to provisions substantially similar to Section 10.15(d) and designated in writing to the Administrative Agent.

“Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder in respect of a specified measurement period, compliance with such covenant or test after giving effect to any Material Acquisition or Material Disposition, using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired or disposed of and the consolidated financial statements of the Borrower and its Subsidiaries which shall be reformulated as if such Material Acquisition or Material Disposition which has been consummated during such period had been consummated on the first day of such period.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.2.

“Qualified Entity” means any Lender (or, if such Lender acts through a branch, agency, the principal office of such Lender) that (a) is the effective beneficiary of the payments made by any Loan Party organized under the laws of Mexico hereunder, (b) meets the requirements imposed by article 166-I, paragraph (a), Section (2) (or any other successor provision) of the Mexican Income Tax Law (Ley del Impuesto Sobre la Renta) and delivers to the Borrower the information described in Sections 3.18.18. and/or 3.18.19, as applicable, of the Resolución Miscelánea Fiscal para 2021 (Tax Resolution for 2021) (or any substitute or successor provisions), and (c) is a resident for tax purposes of a country with which Mexico has entered into a treaty for the avoidance of double taxation that is in effect.

“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning specified in Section 10.7(c).

“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents, and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chairman of the board, the chief executive officer, president, chief financial officer, any vice president, treasurer, assistant treasurer, controller, secretary, assistant secretary or attorney-in-fact of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.1 or Section 4.2 and notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“Revolving Availability Period” means the period from and including the Effective Date to the earliest of (a) the Maturity Date and (b) the date of termination of the commitment of each Revolving Lender to make Revolving Loans.

“Revolving Commitment” means, as to each Revolving Lender, its obligation to make Revolving Loans to the Borrower pursuant to Section 2.1(b), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Revolving Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans.

“Revolving Facility” means the senior unsecured revolving credit facility in an aggregate principal amount of U.S.$1.75 billion provided under this Agreement.

“Revolving Lender” means the Persons listed on Schedule 2.1 holding a Revolving Loan under the Revolving Facility and any other Person that shall have become party hereto holding Revolving Loans under the Revolving Facility pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto holding Revolving Loans under the Revolving Facility pursuant to an Assignment and Assumption.

“Sanctioned Lender” means any Person reasonably believed by the Borrower to be either a sanctioned person or any Person an assignment to which could put the Borrower and/or any of its Affiliates in a position of actual or potential non-compliance with Applicable Law (including, but not limited to, Sanctions).

“Sanctions” means any economic or financial sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, or His Majesty’s Treasury.

“Sanctions Target” means any Person that is (a) listed on, or 50% or more owned or Controlled by a Person listed on, a Sanctions list, (b) the government of a Designated Jurisdiction or a member of the government of a Designated Jurisdiction, or (c) located in or incorporated under the laws of any Designated Jurisdiction.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securitization” means a transaction or series of related transactions providing for the securitization of receivables and related assets by the Borrower or its Subsidiaries, including a sale at a discount; provided that (i) such receivables have been transferred, directly or indirectly, by the originator thereof to a person that is not the Borrower or any of its Subsidiaries in a manner that satisfies the requirements for an absolute conveyance (or, where the originator is organized under the laws of Mexico, a true sale), and not merely a pledge, under the laws and regulations of the jurisdiction in which such originator is organized; and (ii) except for customary representations, warranties, covenants and indemnities, such sale, transfer or other securitization is carried out on a non-recourse basis or on a basis where recovery is limited solely to the collection of the relevant receivables (other than where such recourse or recovery is required pursuant to the Applicable Laws or regulations in any jurisdiction).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate.”

“Solvent” means, with respect to the Borrower, that as of the date of determination, (a) the sum of the debt (including contingent liabilities) of the Borrower and its Subsidiaries on a consolidated basis does not exceed the present fair saleable value of the present assets of the Borrower and its Subsidiaries on a consolidated basis; (b) the capital of the Borrower and its Subsidiaries on a consolidated basis is not unreasonably small in relation to its business as contemplated on the date of determination; or (c) the Borrower and its Subsidiaries on a consolidated basis do not intend to incur, or believe that they will incur, debts beyond their ability to pay such debts as they become due in the ordinary course of business. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under FASB Accounting Standards Codification Topic 450-20).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Sustainability Margin Adjustment” means an adjustment to the Applicable Margin for any KPI Metric as provided by this Agreement.

“Sustainability Structuring Agent” has the meaning set forth in the preamble of this Agreement.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swiss Federal Tax Administration” means the tax authorities referred to in article 34 of the Swiss Federal Act on Withholding Tax of 13 October 1965, as from time to time amended (Bundesgesetz über die Verrechnungssteuer).

“Swiss Guarantor” means a Guarantor which is incorporated in Switzerland.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Term Loans.

“Term Facility” means the senior unsecured term loan facility in an aggregate principal amount of U.S.$1.5 billion provided under this Agreement.

“Term Lender” means the Persons listed on Schedule 2.1 holding an Initial Term Loan Commitment or Term Loans under the Term Facility and any other Person that shall have become party hereto holding Term Loans under the Term Facility pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto holding Term Loans under the Term Facility pursuant to an Assignment and Assumption.

“Term Loan” has the meaning specified in Section 2.1(a).

“Term SOFR” means,

(a)  for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)  for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Adjustment” means, for any calculation with respect to a Base Rate Loan or a SOFR Loan, a percentage per annum as set forth below for the applicable Type of such Loan and (if applicable) Interest Period therefor:

Base Rate Loans:	0.11448%

 SOFR Loans:

Interest Period	Percentage
One month	0.11448%
Three months	0.26161%
Six months	0.42826%

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent, acting at the written direction of the Required Lenders).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination and Release” means the existing commitments under the Facilities Agreement being cancelled, all principal, interest, fees and other amounts payable thereunder (other than contingent obligations for which no claim has been made) being paid in full, and all liens on collateral (including, without limitation, under the security trust (fideicomiso de garantía) number No. F/111517-9) and guarantees under the Facilities Agreement and the Borrower’s existing high yield notes (other than guarantees from the Guarantors thereunder) being terminated.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Term Credit Exposure and Revolving Credit Exposure of such Lender at such time.

“Transfer and Inconvertibility Event” means any action by Mexico, Banco de México or any other Governmental Authority of Mexico asserting or exercising de jure governmental, legislative, regulatory, administrative, judicial or police powers which (a) renders any Loan Party unable legally to convert Pesos to make any payment in Dollars to the Administrative Agent or any Lender in respect of any Obligation in accordance with the Loan Documents, or (b) restricts the availability of Dollars through the Mexican banking system or authorized exchange bureaus (“casas de cambio” as defined by Banco de México) to enable each Loan Party to lawfully perform its payment Obligations under the Loan Documents.

“Type” means, with respect to a Term Loan or a Revolving Loan, its character as a Base Rate Loan or a SOFR Loan.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“United States” and “U.S.” mean the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether pursuant to contract or otherwise, or at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

“Wholly Owned Subsidiary” means, for any Person, any Subsidiary of which at least 99.5% of the outstanding Equity Interests (other than, in the case of a Subsidiary not organized in the United States, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to Applicable Law) is owned by such Person or any other Person that satisfies this definition in respect of such Person.

“Withholding Agent” means the Borrower, the Guarantors organized under the laws of Mexico and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)  Unless the context otherwise requires, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)  Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a statutory division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any statutory division of a limited liability company shall constitute a separate Person hereunder (and each such division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.3 Accounting Terms.

(a)  Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, IFRS applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)  Changes in IFRS. If at any time any change in IFRS or the application thereof would affect the computation or interpretation of any financial ratio, basket, requirement or other provision set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Lenders and the Borrower shall negotiate in good faith to amend such ratio, basket, requirement or other provision to preserve the original intent thereof in light of such change in IFRS (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with IFRS or the application thereof prior to such change therein and (B) the Borrower shall provide to the Administrative Agent (for distribution to the Lenders) financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio, basket, requirement or other provision made before and after giving effect to such change in IFRS.

Section 1.4 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.5 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.6 Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Base Rate,” “Term SOFR Reference Rate,” “Adjusted Term SOFR,” “Term SOFR,” “SOFR” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any Benchmark Replacement) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes.

ARTICLE II THE COMMITMENTS AND LOANS

Section 2.1 Loans.

(a)  Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a loan (each, a “Term Loan” and, collectively, the “Term Loans”) to the Borrower, on the Initial Funding Date, in an aggregate amount equal to such Term Lender’s Initial Term Loan Commitment. Any amount borrowed under this Section 2.1(a) and repaid or prepaid may not be reborrowed. The Term Loans may take the form of a Base Rate Loan or a SOFR Loan, as further provided herein.

(b)  Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make revolving loans (each such loan, a “Revolving Loan”) to the Borrower from time to time, on any Business Day during the Revolving Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender’s Revolving Commitment; provided, however, that after giving effect to any Borrowing, (i) the Outstanding Amount shall not exceed the Aggregate Commitments, and (ii) the Revolving Credit Exposure of any Revolving Lender shall not exceed such Revolving Lender’s Revolving Commitment. Within the limits of each Revolving Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.1, prepay under Section 2.5, and reborrow under this Section 2.1. Revolving Loans may be Base Rate Loans or SOFR Loans, as further provided herein.

Section 2.2 Borrowings, Conversions and Continuations of Loans.

(a)  Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of SOFR Loans shall be made upon the Borrower’s irrevocable notice to the

Administrative Agent, which shall be given by a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. New York City time (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of SOFR Loans or of any conversion of Base Rate Loans to SOFR Loans, and (ii) one (1) Business Day prior to the requested date of any Borrowing of or conversion to Base Rate Loans. Each Borrowing of, conversion to or continuation of SOFR Loans shall be in a principal amount of U.S.$5.0 million or a whole multiple of U.S.$1.0 million in excess thereof. Except as provided in Section 2.3(b), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of U.S.$500,000 or a whole multiple of U.S.$100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, SOFR Loans with an Interest Period of one month. Any such automatic conversion to SOFR Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Base Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of three months.

(b)  Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 11:00 a.m. New York City time on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.2 (or waiver thereof by the Lenders), the Administrative Agent shall make all funds so received available to the Borrower by crediting the account of the Borrower designated by the Borrower in the Committed Loan Notice.

(c)  Except as otherwise provided herein, a SOFR Loan may be continued or converted only on the last day of an Interest Period for such SOFR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as SOFR Loans without the consent of the Required Lenders.

(d)  The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for SOFR Loans upon determination of such interest rate.

(e)  After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Loans.

(f)  Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent (acting at the direction of the Required Lenders), and such Lender.

Section 2.3 Prepayments.

(a)  The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. New York City time (A) three (3) Business Days prior to any date of prepayment of SOFR Loans and (B) one (1) Business Day prior to any date of prepayment of Base Rate Loans; (ii) any prepayment of SOFR Loans shall be in a principal amount of U.S.$5.0 million or a whole multiple of U.S.$1.0 million in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of U.S.$500,000 or a whole multiple of U.S.$100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; provided, further, that such notice may be conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent no later than 5:00 p.m. New York City time one (1) Business Day prior to the specified effective date) if such condition is not satisfied. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.5. Subject to Section 2.13, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages in the order selected by the Borrower.

(b)  If for any reason the Outstanding Amount at any time exceeds the Aggregate Commitments then in effect, the Borrower shall prepay Revolving Loans in an aggregate amount equal to such excess within one (1) Business Day.

(c)  SOFR Loans may be prepaid at any time without premium or penalty, other than the payment of breakage costs reasonably determined by the Lenders and notified in writing to the Administrative Agent in the case of such a prepayment before the last day of an Interest Period. Base Rate Loans may be prepaid at any time without premium or penalty.

(d)  Upon the occurrence of a Change of Control, (i) the Facilities will be immediately payable in full, (ii) any outstanding Commitments will be immediately terminated and (iii) any prepayment of SOFR Loans and Base Rate Loans shall be accompanied by all accrued interest on the amount prepaid, together with, in the case of a SOFR Loan, any additional amounts required pursuant to Section 3.5. Subject to Section 2.13, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

Section 2.4 Termination or Reduction of Commitments.

(a)  Termination of Term Loan Commitments. The Initial Term Loan Commitments shall automatically and permanently terminate on the Initial Funding Date upon the funding of the Term Loans under the Term Facility.

(b)  Optional Termination or Reduction of Revolving Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Commitments, or from time to time permanently reduce the Revolving Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. New York City time, three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of U.S.$5.0 million or any whole multiple of U.S.$1.0 million in excess thereof, and (iii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount would exceed the aggregate Revolving Commitments; provided, further, that such notice may be conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent no later than 5:00 p.m. New York City time one (1) Business Day prior to the specified effective date) if such condition is not satisfied. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Revolving Commitments. Any reduction of the Revolving Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the date of any termination of the Revolving Commitments shall be paid on the date of such termination.

Section 2.5 Repayment of Loans.

(a)  Term Facility. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate principal amount of all Term Loans outstanding under the Term Facility on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.3):

Date	Amount
36 months after the Initial Funding Date	20%
42 months after the Initial Funding Date	20%
48 months after the Initial Funding Date	20%
54 months after the Initial Funding Date	20%

Date	Amount
Maturity Date	The aggregate principal amount of all Term Loans outstanding under the Term Facility on the Maturity Date

(b)  Revolving Facility. Any outstanding Revolving Loans will be due and payable on the Maturity Date.

Section 2.6 Interest.

(a)  Subject to the provisions of subsection (i) below, (i) each SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Adjusted Term SOFR for such Interest Period plus the Applicable Margin; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.

(i)  If any amount of principal of any Loan is not paid when due, whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the applicable Default Rate.

(ii)  If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the applicable Default Rate.

(b)  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.7 Fees. Commitment Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender (other than Defaulting Lenders), in accordance with its Applicable Percentage with respect to Revolving Commitments, a fee equal to 35% of the Applicable Margin times the actual daily amount (commencing with the Initial Funding Date) by which the Aggregate Commitments exceed the Outstanding Amount (the “Commitment Fee”). The Commitment Fee shall accrue at all times during the period commencing with the Initial Funding Date and ending upon the expiration of the Revolving Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Initial Funding Date, and on the last day of the Revolving Availability Period. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. For the avoidance of doubt, (i) the

Commitment Fee will always be calculated utilizing the Applicable Margin for SOFR Loans, regardless of the amount of SOFR Loans outstanding at such time, and (ii) the calculation of the Commitment Fee payable for the account of any Lender shall not include any day on which such Lender is or was a Defaulting Lender.

(b) Other Fees. The Borrower shall pay to the Administrative Agent and the Lead Arrangers the fees and expenses payable in the amounts and at the times separately agreed upon in the applicable Fee Letter between the Borrower and such Person, together with the expenses of the Administrative Agent and the Lead Arrangers as specified in Section 10.5.

(c) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, for distribution, in the case of the fees set forth in Section 2.7(a), to the Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.8 Computation of Interest and Fees; Retroactive Adjustments of Applicable Margin.

(a)  All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Adjusted Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. The computation of interest rate shall be determined by the Administrative Agent, and such determination shall be conclusive and binding for all purposes, absent manifest error.

(b)  If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This clause (b) shall not limit the rights of the Administrative Agent or any Lender, as the case may be, under Section 2.6(a)(i) or under Article VIII; provided that any inaccuracy described in this clause (b) shall not constitute a Default or Event of Default with respect to Section 8.1(a) or Section 8.1(c) so long as (x) the Borrower complies with the terms of this clause (b) and (y) the Borrower was in compliance with the covenants in Section 7.5 at the date the Consolidated Leverage Ratio was inaccurately calculated (as evidenced by a proper calculation of the Consolidated Leverage Ratio as of such date). The

Borrower’s obligations under this clause (b) shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

Section 2.9 Evidence of Debt.

(a)  The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 10.7(c). The accounts, records and Register maintained pursuant to this clause (a) shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender, including due to an assignment or transfer of Loans, made through the Administrative Agent, the Borrower as issuer (suscriptor) and each Guarantor organized under the laws of Mexico, as guarantor (avalista), shall execute and deliver to such Lender a Note (pagaré), which shall evidence such Lender’s Loans in addition to such accounts or records. It is the intent of the Loan Parties and the Lenders that the Notes qualify as pagarés under Mexican law.

(b)  In the event that the Applicable Margin increases or a Benchmark Replacement occurs in accordance with the provisions herein with respect to a Loan held by such Lender, the Borrower shall, within ten (10) Business Days of the request of such Lender and only upon the receipt by the Borrower at the Corporate Office or through the Custodian at the Lender’s election, of any then-existing Notes evidencing such Loan, execute and deliver to such Lender one or more replacement Notes with respect to each such existing Note, reflecting the new Applicable Margin or Benchmark Replacement as of the date of such increase or replacement, as applicable. Any such replacement Notes shall, at the Lender’s election, be made available at the Corporate Office or delivered to the Custodian on behalf of such Lender, and if the applicable Lender shall assume full liability and provide customary indemnification for the loss thereof in a manner reasonably acceptable to the Borrower, such Lender may elect for the Borrower to deliver such replacement Note by courier or other nationally recognized delivery service.

Section 2.10 Payments Generally; Administrative Agent’s Clawback.

(a)  Payments by Borrower. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office (or to such other account as the Administrative Agent may from time to time specify in writing) in Dollars and in immediately available funds not later than 12:00 noon New York City time on the date specified herein. The Administrative Agent will, to the extent funds are received from the Borrower as provided herein, promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 12:00 noon New York City time shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. All payments hereunder shall be made in Dollars.

(b)  Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may (but shall not be obligated to) assume that such Lender has made such share available on such date in accordance with Section 2.2 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.2) and may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c)  Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may (but shall not be obligated to) assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(d)  Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.5(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 10.5(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.5(c).

(e)  Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.11 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(a)  if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b)  the provisions of this Section 2.11 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.11 shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 2.12 Defaulting Lenders.

(a)  Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)  Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.1.

(ii)  Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.9 shall be applied at such time or times as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; third, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans and (y) such Loans were made at a time when the applicable conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)  Defaulting Lender Cure. If the Borrower determines that a Lender is no longer a Defaulting Lender, the Borrower will instruct the Administrative Agent to notify the parties hereto, whereupon as of the date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.13 Sustainability Adjustments.

(a)  Following the date on which the Borrower provides a Pricing Certificate pursuant to Section 6.14(a) in respect of its most recently ended Annual Period, the Applicable Margin (including for purposes of determining the Commitment Fee) shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Margin Adjustment as set forth in such Pricing Certificate. For purposes of the foregoing, (A) the Sustainability Margin Adjustment shall be determined as of the fifth (5th) Business Day following receipt by the Administrative Agent of a Pricing Certificate based upon the KPI Metrics set forth in such Pricing Certificate and the calculation of the Sustainability Margin Adjustment therein (such day, the

“Sustainability Pricing Adjustment Date”) and (B) each change in the Applicable Margin (including for purposes of determining the Commitment Fee) resulting from a Pricing Certificate shall be effective during the period commencing on and including the applicable Sustainability Pricing Adjustment Date and ending on the date immediately preceding the next such Sustainability Pricing Adjustment Date (or, in the case of non-delivery of a Pricing Certificate, the last day such Pricing Certificate could have been delivered pursuant to Section 6.14(a)); provided that if any Sustainability Pricing Adjustment Date shall occur before the last day of an Interest Period, no change to the Applicable Margin as a result of the Sustainability Margin Adjustment shall be effective for purposes of Section 2.6 until the first day of the immediately succeeding Interest Period.

(b)  For the avoidance of doubt, it is understood and agreed that (i) only one Pricing Certificate may be delivered in respect of any Annual Period, (ii) any Sustainability Margin Adjustment shall be iterative and shall not be cumulative year-over-year and (iii) Sustainalytics delivered a second party opinion to the Borrower on August 17, 2021.

(c)  It is hereby understood and agreed that if no Pricing Certificate is delivered by the Borrower within the period set forth in Section 6.14(a), the Sustainability Margin Adjustment will be positive five (5) basis points, commencing on the last day such Pricing Certificate could have been delivered pursuant to the terms of Section 6.14(a) and continuing until the Borrower delivers a Pricing Certificate to the Administrative Agent and a new Applicable Margin is determined pursuant to Section 2.13(a) above and, pending delivery of a Pricing Certificate no Default or Event of Default shall occur in relation to the failure to deliver such Pricing Certificate.

(d)  If (i)(A) any of the Borrower or any Lender becomes aware of any material inaccuracy in the Sustainability Margin Adjustment or the KPI Metrics as reported on the applicable Pricing Certificate (a “Pricing Certificate Inaccuracy”) and, not later than thirty (30) Business Days after obtaining knowledge thereof delivers a written notice to the Administrative Agent describing such Pricing Certificate Inaccuracy in reasonable detail (who shall furnish a copy to each of the Lenders and the Borrower) or (B) the Borrower and the Lenders agree that there was a Pricing Certificate Inaccuracy at the time of delivery of the relevant Pricing Certificate and (ii) a proper calculation of the Sustainability Margin Adjustment or the KPI Metrics would have resulted in an increase in the Applicable Margin and the Commitment Fee for such period, then the Borrower shall be obligated to pay to the Administrative Agent for the account of the Lenders, promptly on demand by the Administrative Agent (acting at the direction of the Required Lenders) (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law, automatically and without further action by the Administrative Agent or any Lender), but in no event less than ten (10) Business Days after the Borrower has received written notice of, or has agreed in writing that there was, a Pricing Certificate Inaccuracy, an amount equal to: (x) the excess of the amount of interest and fees that should have been paid for such period over (y) the amount of interest and fees actually paid for such period (the “True-Up Amount”). If the Borrower becomes aware of any Pricing Certificate Inaccuracy and, in connection therewith, if a proper calculation of the Sustainability Margin Adjustment or the KPI Metrics would have resulted in a decrease in the Applicable Margin and the Commitment Fee for such period, then, upon receipt by the Administrative Agent of notice from the Borrower of such Pricing Certificate Inaccuracy (which notice shall include corrections to the calculations of the Sustainability Margin Adjustment or the KPI Metrics, as applicable), commencing on the Business Day following receipt by the Administrative Agent of such notice, the Applicable Margin and the Commitment Fee shall be adjusted to reflect the corrected calculations of the Sustainability Margin Adjustment or the KPI Metrics, as applicable.

(e)  To the extent any event occurs (which would include, without limitation, a material disposal or material acquisition) which, in the opinion of the Borrower and the Sustainability Structuring Agent, acting reasonably and in good faith, means that one or more of the KPI Metrics is no longer appropriate, then the Borrower and the Sustainability Structuring Agent will report to the Lenders that such KPI will no longer apply in relation to the Loans for the remainder of the Facilities. In such a scenario, the Borrower will then cease to refer to the applicable KPI Metrics in the Pricing Certificate for such period and the Applicable Margin shall be adjusted to reflect the corrected calculations of such KPI Metrics.

(f)  To the extent the Sustainability Structuring Agent ceases to be a Lender, the Borrower undertakes to use reasonable endeavors to seek to appoint another entity that is a Lender to fulfil the role of Sustainability Structuring Agent.

(g)  It is understood and agreed that any Pricing Certificate Inaccuracy shall not constitute a Default or Event of Default under this Agreement, provided that the Borrower complies with the terms of this Section 2.13 with respect to such Pricing Certificate Inaccuracy. Notwithstanding anything to the contrary herein, unless such amounts shall be due upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law, (i) any additional amounts required to be paid pursuant to clause (d) above shall not be due and payable until a written demand is made for such payment by the Administrative Agent in accordance with clause (d) above, (ii) any nonpayment of such additional amounts prior to such demand for payment by Administrative Agent shall not constitute a Default (whether retroactively or otherwise), and (iii) none of such additional amounts shall be deemed overdue prior to such a demand or shall accrue interest at the Default Rate prior to such a demand.

(h)  The Administrative Agent and Sustainability Structuring Agent shall not have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Borrower of any Sustainability Margin Adjustment (or for the KPI Metrics or any of the other data or computations that are part of or related to any such calculation) set forth in any Pricing Certificate, or for evaluating or determining any Pricing Certificate Inaccuracy (and the Administrative Agent may rely conclusively, and shall not incur any liability in so relying, on any such certificate or related notice, without further inquiry).

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.1 Taxes.

(a)  Defined Terms. For purposes of this Section 3.1, the term “Applicable Law” includes FATCA.

(b)  Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)  Payment of Other Taxes by Borrower. The Borrower shall timely pay to the relevant Governmental Authority any Other Taxes in accordance with Applicable Law.

(d)  Indemnification by Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.1) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. A payment shall not be increased under this clause (d) by reason of a tax deduction on account of Tax imposed by Switzerland if so required under Applicable Law (including double tax treaties), to the extent that on the date on which payment falls due, increasing such payment in such way would breach any Swiss law; provided that the Borrower or a Swiss Guarantor, as applicable, shall use commercially reasonable efforts to avoid such tax deduction on account of Tax imposed by Switzerland or to prevent such increase in payment from breaching any Swiss law, including, without limitation, by causing such payment to a Recipient to be made by or through an entity which is not a tax resident in Switzerland.

(e)  Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.7(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).

(f)  Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority as provided in this Section 3.1, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders).

(g)  Status of Lenders; Tax Documentation.

(i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation and information reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding, including the information set forth in Sections 3.18.18 and/or 3.19.19 of the Resolución Miscelánea Fiscal para 2021 (or any substitute or successor provisions). In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)  Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.1 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)  Treatment of Certain Refunds. Unless required by Applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or have any obligation to pay to any Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.1, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental

Authority. Notwithstanding anything to the contrary in this clause (h), in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this clause (h) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(i)  Survival. Each party’s obligations under this Section 3.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 3.2 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower and the Administrative Agent, (a) any obligation of such Lender to make or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Adjusted Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Adjusted Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Adjusted Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted., together with any additional amounts required pursuant to Section 3.5.

Section 3.3 Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document:

(a)  [Reserved.]

(b)  Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided by the Administrative Agent (acting at the direction of the Required Lenders) to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error).

(c)  At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent (acting at the direction of the Required Lenders) that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.

(d)  In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent (acting at the direction of the Required Lenders) will have the right to make Benchmark Replacement Conforming Changes from time to time and, subject to Section 3.3(j) and the proviso in Section 10.1 but otherwise notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(e)  The Administrative Agent (acting at the direction of the Required Lenders) will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. The Administrative Agent (acting at the direction of the Required Lenders) will notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.3(f). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.3, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, (x) in the case of any determination, decision or election by the Administrative Agent pursuant to this Section 3.3 will be made at the written direction of the Required Lenders, and (y) in the case of any determination, decision or election by any Lender (or group of Lenders), if applicable, pursuant to this Section 3.3, may be made in its or their sole discretion, and, in each case will be conclusive and binding absent manifest error and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.3.

(f)  At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR), then the Administrative Agent (acting at the direction of the Required Lenders) may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Administrative Agent (acting at the direction of the Required Lenders) may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(g)  Notwithstanding anything herein or in any other Loan Document to the contrary, the Administrative Agent shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of any rate hereunder (including, without limitation, any applicable Benchmark), or whether or when there has occurred, or to give notice to any other party to this Agreement or any other Loan Document of, the occurrence of, any Benchmark Transition Event, or matter related to any of the foregoing, (ii) to select, determine or designate any Benchmark Replacement or Benchmark Replacement Conforming Changes, or any other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any modifier to any replacement or successor index.

(h)  The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the administration, submission or any other matter related to any rate hereunder (including, without limitation, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, SOFR, or any other Benchmark), or any component definition thereof or rates referred to in the definition thereof, or any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (ii) the composition or characteristics of any Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to or have the same volume or liquidity as any other rate hereunder (including the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, SOFR (or any other Benchmark)), (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this Section 3.3, including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by clause (e) above or otherwise in accordance herewith, and (iv) the effect of any of the foregoing provisions of this Section 3.3.

(i)  The Administrative Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement or any other Loan Document as a result of the unavailability of any rate hereunder (including, without limitation, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, SOFR (or other applicable Benchmark)) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other party to this Agreement or any other Loan Document, including, without limitation, the Borrower or the Lenders, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement or any other Loan Document and reasonably required for the performance of such duties.

(j)  The Administrative Agent shall not be bound to follow or agree to any amendment or supplement to this Agreement (including any Benchmark Replacement Conforming Changes) that would increase or materially change or affect the duties, obligations or liabilities of the Administrative Agent (including the opposition or expansion of discretionary authority), or reduce, eliminate, limit or otherwise change any right, privilege or protection of the Administrative Agent, or would otherwise materially and adversely affect the Administrative Agent, in each case in its sole judgment, without the Administrative Agent’s express written consent.

Section 3.4 Increased Costs; Reserves on SOFR Loans.

(a)  Increased Costs Generally. If any Change in Law shall:

(i)  impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.4(e));

(ii)  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)  impose on any Lender any other condition, cost or expense affecting this Agreement or SOFR Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 3.4(a) for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b)  Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)  Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clauses (a) or (b) of this Section 3.4 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)  Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.4 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.4 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)  Reserves on SOFR Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits, additional interest on the unpaid principal amount of each SOFR Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

Section 3.5 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)  any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)  any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)  any assignment of a SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.14; including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.5, each Lender shall be deemed to have funded each SOFR Loan made by it at Adjusted Term SOFR for such

Loan by a matching deposit or other borrowing for a comparable amount and for a comparable tenor, whether or not such SOFR Loan was in fact so funded.

Section 3.6 Mitigation Obligations; Replacement of Lenders.

(a)  Designation of a Different Lending Office. Each Lender may make any Loan to the Borrower through any Lending Office; provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Loan in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.4, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, or if any Lender gives a notice pursuant to Section 3.2, then at the request of the Borrower such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.4, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.2, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)  Replacement of Lenders. If any Lender requests compensation under Section 3.4, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.6(a), the Borrower may replace such Lender in accordance with Section 10.14.

Section 3.7 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

Section 3.8 Inability to Determine Rates. Notwithstanding anything to the contrary herein or in any other Loan Document, but subject to Section 3.3, if in connection with any request for a SOFR Loan or a conversion to or continuation thereof, (a) the Required Lenders reasonably determine that adequate and reasonable means do not exist for determining Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan or (b) the Required Lenders reasonably determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Required Lenders will instruct the Administrative Agent to promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain SOFR Loans shall be suspended (to the extent of the affected SOFR Loans or Interest Periods), and in the event of a determination described in the preceding sentence with respect to the Adjusted Term SOFR component of the Base Rate, the utilization of the Adjusted Term SOFR component in determining the Base Rate shall be suspended, in each case, until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

ARTICLE IV CONDITIONS PRECEDENT TO LOANS

Section 4.1 Conditions to Effective Date. The effectiveness of this Agreement and the obligation of each Lender to make its initial Loans hereunder is subject to satisfaction to each Lender (or waiver by each Lender in accordance with Section 10.1) of the following conditions precedent:

(a)  The Administrative Agent’s receipt of the following (in the case of certificates of governmental officials, dated no earlier than a recent date before the Effective Date), each in form and substance satisfactory to the Lenders:

(i)  an executed counterpart of this Agreement, properly executed by a duly authorized signatory (apoderado) of the Borrower and a duly authorized signatory of each other party hereto, dated the Effective Date;

(ii)  with respect to the Borrower, true, correct and complete copies of (A) the resolutions of the board of directors authorizing the execution and delivery of this Agreement, (B) incorporation deed (escritura constitutiva) and current bylaws (estatutos sociales vigentes) evidencing that the execution of this Agreement is contemplated within the corporate purpose of the Borrower, and (C) the public deeds containing the powers of attorney granted to the individuals executing this Agreement on behalf of the Borrower (including poderes para actos de administración and poderes para suscribir títulos de crédito conforme al artículo 9 de la Ley General de Títulos y Operaciones de Crédito);

(iii)  favorable opinions of (A) Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel to the Borrower and (B) the Borrower’s General Counsel, addressed to the Administrative Agent and each Lender, as to such customary matters concerning the Borrower and this Agreement as the Required Lenders may reasonably request;

(iv)  a certificate signed by a Responsible Officer of the Borrower certifying (A) that the representations and warranties of the Borrower contained in Article V are true and correct on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to another date, in which case they shall be true and correct as of such other date and (B) that no Default exists, or would occur immediately after giving effect to this Agreement, on the Effective Date;

(v)  evidence that, upon the payment of a specified amount, the Termination and Release shall occur;

(vi)  the acceptance by the Process Agent of an irrevocable appointment to act as agent for service of process for the Borrower in connection with any proceeding relating to the Loan Documents brought in the State of New York

(vii)  a copy certified by a Mexican notary public of the irrevocable special power of attorney for lawsuits and collections (poder especial irrevocable para pleitos y cobranzas) granted by the Borrower before a Mexican notary public in favor of the Process Agent; and

(viii)  the Audited Financial Statements and the unaudited financial statements of the Borrower referred to in Section 5.5(a) and (b) required to be delivered prior to the Effective Date.

(b)  (i) Upon the reasonable request of any Lender or the Administrative Agent made at least ten (10) Business Days prior to the Effective Date, the Borrower shall have provided to such Lender or the Administrative Agent, as applicable, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least three (3) Business Days prior to the Effective Date and (ii) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered to each Lender that so requests a Beneficial Ownership Certification in relation to the Borrower at least ten (10) Business Days prior to the Effective Date.

Without limiting the generality of the provisions of the last paragraph of Section 9.3, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Section 4.2 Conditions to all Loans.

(a)  The obligation of each Lender to honor any Committed Loan Notice on the Initial Funding Date is subject to satisfaction of the following conditions precedent satisfactory to each Lender (unless waived by each Lender in accordance with Section 10.1):

(i)  The Administrative Agent shall have received:

(1)

an executed counterpart of the Guaranty, properly executed by a Responsible Officer of each Initial Guarantor organized under the laws of a country other than Mexico and by a duly authorized signatory (apoderado) of each Initial Guarantor organized under the laws of Mexico, dated the Initial Funding Date;

(2)

with respect to each Loan Party organized under the laws of Mexico, true, correct and complete copies of (A) incorporation deed (escritura constitutiva) and current bylaws (estatutos sociales vigentes) and (B) the public deeds containing the powers of attorney granted to the individuals executing on behalf of the relevant Loan Party, the Loan Documents to which such Loan Party is a party (including poderes para actos de administración and poderes para suscribir títulos de crédito conforme al artículo 9 de la Ley General de Títulos y Operaciones de Crédito);

(3)

with respect to each Loan Party other than a Loan Party organized under the laws of Mexico, a certificate of a Responsible Officer of the Borrower evidencing (A) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party and (B) that each Loan Party is duly organized or formed, and that each such Loan Party is validly existing, in good standing (to the extent such concept exists in the relevant jurisdiction) and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

(4)

favorable opinions favorable opinions of (i) Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel to the Borrower, (ii) the Borrower’s General Counsel, and (iii) GHR Rechtsanwälte AG, special Swiss counsel to the Borrower, addressed to the Administrative Agent and each Lender, as to such customary matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

(5)

the acceptance by the Process Agent of an irrevocable appointment to act as agent for service of process for the Loan Parties in connection with any proceeding relating to the Loan Documents brought in the State of New York;

(6)

a copy certified by a Mexican notary public of the irrevocable special power of attorney for lawsuits and collections (poder especial irrevocable para pleitos y cobranzas) granted by each of the Loan Parties organized under the laws of Mexico before a Mexican notary public in favor of the Process Agent; and

(7)	a Committed Loan Notice in accordance with the requirements hereof.

(ii)  The representations and warranties of the Loan Parties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of the proposed Borrowing, except to the extent that such representations and warranties specifically refer to another date, in which case they shall be true and correct as of such other date.

(iii)  No Default shall exist, or would result from the proposed Borrowing, or from the application of the proceeds thereof.

(iv)  Any fees of the Lenders, the Lead Arrangers and the Administrative Agent required to be paid on or before the Initial Funding Date shall have been (or, substantially simultaneously with the initial funding of the Loans on the Initial Funding Date, shall be) paid.

(v)  To the extent invoiced at least three (3) Business Days prior to the Initial Funding Date, the Borrower shall have paid (or, substantially simultaneously with the initial funding of the Loans on the Initial Funding Date, shall pay) all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent), plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(vi)  Upon the request of any Lender at least one (1) Business Day prior to the date of the proposed Loan, the Borrower shall issue and make available a Note to that Lender at the Corporate Office or deliver a Note to the Custodian on behalf of that Lender, at the Lender’s election, setting forth the amount of the Loan to be disbursed by that Lender and the relevant Applicable Margin, on the date of the relevant Loan.

(vii)  The Termination and Release shall have occurred.

(viii)  Not more than five (5) Business Days (or such greater number of days as the Required Lenders may reasonably agree) shall have elapsed since the Effective Date.

Without limiting the generality of the provisions of the last paragraph of Section 9.3, for purposes of determining compliance with the conditions specified in this Section 4.2(a), each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Initial Funding Date specifying its objection thereto.

(b)  The obligation of each Lender to honor any Committed Loan Notice after the Initial Funding Date (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of SOFR Loans) is subject to satisfaction of the following conditions precedent (unless waived in accordance with Section 10.1):

(i)  The representations and warranties of the Borrower contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of the proposed Borrowing, conversion or continuation, except to the extent that such representations and warranties specifically refer to another date, in which case they shall be true and correct as of such other date, and except that for purposes of this Section 4.2(b), the representations and warranties contained in subsections (a) and (b) of Section 5.5 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.1.

(ii)  No Default shall exist, or would result from the proposed Borrowing, conversion or continuation or from the application of the proceeds thereof.

(iii)  The Administrative Agent shall have received a Committed Loan Notice in accordance with the requirements hereof. Such notice shall include a certification by a Responsible Officer of the Borrower (upon which the Administrative Agent may conclusively rely) that the conditions specified in Sections 4.2(b)(i), 4.2(b)(ii) and 4.2(b)(iv) will be fulfilled on the date of the proposed Borrowing.

(iv)  Upon the request of any Lender at least one (1) Business Day prior to the date of the proposed Borrowing, conversion or continuation, the Borrower shall issue and make available a Note to that Lender at the Corporate Office or deliver a Note to the Custodian on behalf of that Lender, at the Lender’s election, setting forth the amount of the Loan to be disbursed by that Lender and the relevant Applicable Margin, on the date of the relevant Loan.

ARTICLE V REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders on the Effective Date (other than with respect to Section 5.22) and on each other occasion to the extent required by the Loan Documents, that:

Section 5.1 Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof (a) is (i) duly organized or formed, validly existing and (ii) as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, if any, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (a)(ii), (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 5.2 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) except as would not reasonably be expected to have a Material Adverse Effect, conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Applicable Law in any material respect.

Section 5.3 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for those which have been already obtained, approved, granted, taken, given or made, as the case may be.

Section 5.4 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, capital impairment, recognition of judgments, recognition of choice of law, enforcement of judgments or other similar laws or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered to the Administrative Agent in connection with the Loan Documents.

Section 5.5 Financial Statements; No Material Adverse Effect.

(a)  The Audited Financial Statements (i) were prepared in accordance with IFRS consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with IFRS consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)  The unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated June 30, 2021, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with IFRS consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)  Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

Section 5.6 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) would reasonably be expected to have a Material Adverse Effect if determined adversely, except as specifically disclosed in Schedule 5.6.

Section 5.7 No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 5.8 Ownership of Property; Liens. Each of the Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in or other rights to use, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9 Environmental Compliance. The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties. Except as specifically disclosed in Schedule 5.6 or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, to the knowledge of the Borrower: (a) the Borrower and its Subsidiaries have been and are in compliance with such Environmental Laws; (b) there are no claims, disputes, proceedings or actions against the Borrower or its Subsidiaries, or threatened claims, disputes, proceedings or actions against the Borrower or its Subsidiaries, pursuant to such Environmental Laws; and (c) there are no facts and circumstances relating to the business or operations of the Borrower and its Subsidiaries that are reasonably likely to cause the Borrower or its Subsidiaries to incur Environmental Liabilities.

Section 5.10 Insurance. The properties of the Borrower and its Subsidiaries are insured by financially sound companies (which may be Affiliates of the Borrower), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

Section 5.11 Taxes. The Borrower and its Subsidiaries have filed all Federal, state and other tax returns and reports required to be filed, and have paid all Federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) Taxes which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided to the extent required by IFRS, or (b) to the extent that the failure to do so would not have a Material Adverse Effect.

Section 5.12  ERISA Compliance.

(a)  Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is sponsored by the Borrower or an ERISA Affiliate and that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)  There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c)  (i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that would reasonably be expected to be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan, except where any events set forth in clauses (i)-(v) would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. As of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that would reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date.

(d)  The Borrower represents and warrants as of the Effective Date that the Borrower’s assets are not and will not be deemed to constitute “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA).

Section 5.13 Subsidiaries; Equity Interests. As of the Effective Date: (a) the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and except as indicated in Part (a) of Schedule 5.13 all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Borrower and/or one or more Subsidiaries of the Borrower free and clear of all Liens (other than non-consensual

Liens which may arise by operation of law), (b) the Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13, and (c) all of the outstanding Equity Interests in the Borrower have been validly issued and are fully paid and nonassessable.

Section 5.14 Margin Regulations; Investment Company Act.

(a)  The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock.

(b)  None of the Borrower or any Subsidiary is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.15  Disclosure.

(a)  No written report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party as of the Effective Date to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement (in each case, as modified or supplemented by other information furnished by or on behalf of any Loan Party) contains any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, when furnished and after giving effect to all supplements thereto, in the light of the circumstances under which they were made, not misleading in any material respect; provided that, with respect to projected financial information and other projections, the Borrower represents only that such projections were prepared in good faith based upon assumptions believed to be reasonable at the time such projections were furnished (it being understood by the Administrative Agent and the Lenders that such projections are as to future events and are not to be viewed as facts, such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and its Subsidiaries, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may significantly differ from the projected results and such differences may be material).

(b)  As of the Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

Section 5.16 Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.17 Intellectual Property; Licenses, Etc. The Borrower and its Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, trade secrets, know-how and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, without, to the knowledge of the Borrower, infringement, misappropriation or other violation of the IP Rights of any other Person, except for any such failure to own, license or possess, or such infringement, that would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, no product, service, process, method, substance, part or other material now used by the Borrower or any Subsidiary in the conduct of their business as currently conducted infringes, misappropriates or otherwise violates upon any IP Rights held by any other Person, except for any such infringement, misappropriation or violation which would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, in the two (2) year period preceding the Effective Date, there has been no unauthorized use, access, interruption, modification, or corruption of any information technology systems (or any sensitive or personal information stored or contained therein or transmitted thereby) owned or controlled by the Borrower or any of its Subsidiaries, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.18 Sanctions. None of the Borrower, any of its Subsidiaries, or the directors of the Borrower or, to the knowledge of the Borrower, any director, officer, agent, employee, or Affiliate or other person acting on behalf of the Borrower or any of its Subsidiaries is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject or the target of any Sanctions (including the designation as a “specially designated national” or “blocked person”), nor is the Borrower, any of its Subsidiaries located, organized or resident in a Designated Jurisdiction; and the Borrower will not directly or knowingly indirectly use the proceeds of the Agreement hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Designated Jurisdiction or (iii) in any other manner that will result in a violation by any person participating in the transaction, whether as an Initial Purchaser, advisor, investor or otherwise, of Sanctions. The Borrower and its Subsidiaries are not now knowingly engaged in any dealings or transactions with any person that is the subject or the target of Sanctions or with any Designated Jurisdiction.

Section 5.19 Anti-Corruption Laws. During the five (5) years prior to the Effective Date, none of the Borrower, any of its Subsidiaries, or the directors of the Borrower or, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate or other person acting on behalf of the Borrower or any of its Subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or -controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) except for any violation of Applicable Law resulting from matters under investigation on the Effective Date as disclosed in the Borrower’s annual report on Form 20-F for 2020, violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, the Mexican Ley General del Sistema Nacional Anticorrupción, the Mexican Federal Criminal Code (Código Penal Federal), the

Mexican Ley General de Responsabilidades Administrativas, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; except, in each case, for matters under investigation by the U.S. Department of Justice and the staff of the SEC. During the five (5) years prior to the Effective Date, the Borrower and its Subsidiaries have instituted, and maintain and enforce, policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

Section 5.20  EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

Section 5.21  Covered Entities. No Loan Party is a Covered Entity.

Section 5.22  Solvency. As of the Initial Funding Date, immediately after the consummation of the Transactions to occur on such date, the Borrower is Solvent.

Section 5.23  Immunity. Each Loan Party is subject to civil and commercial law with respect to its obligations under the Loan Documents to which it is a party, and the execution, delivery and performance by it of such Loan Documents constitute private and commercial acts rather than public or governmental acts. None of the Loan Parties nor any of their respective properties is entitled to any right of immunity on the grounds of sovereignty or otherwise from the jurisdiction of any court or from any action, suit, set-off or proceeding, or service of process in connection therewith, arising under the Loan Documents.

Section 5.24  Pari Passu Status. The obligations of the Borrower and each Guarantor under the Loan Documents to which such Person is a party constitute direct, senior, unsecured, and unsubordinated obligations of the Borrower or such Guarantor, as applicable, and, under current law, rank at least pari passu in right of payment with all other direct, senior, unsecured, and unsubordinated obligations of the Borrower or such Guarantor resulting from any Indebtedness of the Borrower or such Guarantor (other than Indebtedness having priority by operation of law).

ARTICLE VI AFFIRMATIVE COVENANTS

Commencing on the Initial Funding Date and for so long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder (other than contingent obligations for which no claim has been made) shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.1, 6.2, and 6.3) cause each Subsidiary to:

Section 6.1 Financial Statements. Deliver to the Administrative Agent:

(a)  as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ended December 31, 2021), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with IFRS, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception as to the scope of such audit (except for any such qualification pertaining to the maturity of the Facilities occurring within twelve (12) months of the relevant audit or any breach or anticipated breach of any financial covenant); and

(b)  as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of the Borrower’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with IFRS, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.2(c), the Borrower shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in subsection (a) or (b) above at the times specified therein.

Section 6.2 Certificates; Other Information. Deliver to the Administrative Agent:

(a)  concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower (which delivery may be by electronic communication including email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b)  promptly after any request by the Administrative Agent (acting at the direction of the Required Lenders), copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(c)  promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities

Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)  promptly after the furnishing thereof, copies of any financial statements, compliance certificate, and notice of default furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement relating to debt for borrowed money and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.2; provided that this clause (d) shall not apply to any such indenture, loan or credit or similar agreement with an outstanding principal amount or unused commitments less than U.S.$50.0 million; and

(e)  promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to Section 6.1 or Section 6.2 (whether or not any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.2; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent (by electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.7); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

Section 6.3 Notices. Promptly notify the Administrative Agent:

(a)  of the occurrence of any Default or Event of Default;

(b)  of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect; and

(c)  of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.

Each notice pursuant to this Section 6.3 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein in reasonable particularity and stating what action, if any, the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.3(a) shall describe with reasonable particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

Section 6.4 Pari Passu Obligations. Ensure that its Obligations hereunder and under the Notes at all times constitute direct, senior, unsecured and unsubordinated obligations of the Borrower ranking at least pari passu in right of payment with all other present or future direct, senior, unsecured and unsubordinated obligations of the Borrower resulting from any Indebtedness of the Borrower (other than Indebtedness having priority by operation of law).

Section 6.5 Payment of Obligations. Generally pay and discharge as the same shall become due and payable (a) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves to the extent required by IFRS are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves to the extent required by IFRS are being maintained by the Borrower or such Subsidiary; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except in each case to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 6.6 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except (i) in a transaction not prohibited by Section 7.3 or (ii) to the extent that failure of any Subsidiary that is not a Loan Party to do so would not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) to the extent reasonably able to do so under Applicable Law, preserve or renew all of its issued patents and registered trademarks and service marks, the non-preservation or non-renewal of which would reasonably be expected to have a Material Adverse Effect.

Section 6.7 Maintenance of Properties. (a) Maintain, preserve and protect all of its material tangible properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except, in the case of (a) and (b) where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 6.8 Maintenance of Insurance. Maintain with financially sound companies (which may be Affiliates of the Borrower), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

Section 6.9 Compliance with Laws. Comply in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

Section 6.10  Books and Records. Maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with IFRS consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

Section 6.11 Use of Proceeds. Use the proceeds of the Facilities to refinance existing indebtedness under the Facilities Agreement, pay related transaction costs, fees and expenses, and for general corporate purposes (including refinancing other financial obligations of the Borrower and its Affiliates). The Borrower (a) shall procure that no payments received under the Facilities will be directly or indirectly used in Switzerland or be, directly or indirectly, remitted to any Swiss tax resident company or Swiss tax resident permanent establishment unless a written confirmation or countersigned tax ruling application from the Swiss Federal Tax Administration has been obtained confirming that such use does not result in interest payments under the Agreement being subject to Swiss withholding tax, (b) shall not permit or authorize any Person to use, directly or knowingly indirectly, of all or any part of the Loans to finance any transaction, business or activity (i) involving any Sanctions Target or Designated Jurisdiction, in each case, in violation of Sanctions or (ii) that would result in the Borrower failing to comply with any Sanctions applicable to it or becoming a Sanctions Target and (c) shall not finance, directly or knowingly indirectly, any payments in respect of this Agreement to any of the Administrative Agent or the Lenders with income from or involving (i) a Sanctions Target or a Designated Jurisdiction, in each case, in violation of Sanctions or (ii) any activity that would result in the Borrower failing to comply with any Sanctions applicable to it or becoming a Sanctions Target.

Section 6.12 Anti-Corruption Laws; Sanctions. Conduct its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and other applicable anti-corruption legislation and with all applicable Sanctions, and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and Sanctions (it being understood that any violation of Applicable Law resulting from matters under investigation on the Effective Date as disclosed in the Borrower’s annual report on Form 20-F for 2020 shall not constitute a violation of this Section 6.12).

Section 6.13 Delivery of Notes and Appointment of Custodian. Subject to the terms of Section 2.9, the Borrower shall deliver a Note executed by the Borrower as issuer (suscriptor) and each Guarantor organized under the laws of Mexico, as guarantor (avalista) in favor of each Lender that requests a Note within ten (10) Business Days of such request. Any such Note shall be made available at the Corporate Office or delivered to the Custodian on behalf of the applicable Lender, at such Lender’s election, and if the applicable Lender shall assume full liability and provide customary indemnification for the loss thereof in a manner reasonably acceptable to the Borrower, such Lender may elect for the Borrower to deliver such Note by courier or other nationally recognized delivery service.

Section 6.14 Sustainability Reporting. The Borrower shall:

(a)  promptly after becoming available and in any event within 150 days following the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2021), a Pricing Certificate for the most recently ended Annual Period for each KPI Metric; provided that, in any fiscal year the Borrower may elect not to deliver a Pricing Certificate, and such election shall not constitute a Default or Event of Default (but such failure to so deliver a Pricing Certificate by the end of such 150-day period shall result in the Sustainability Margin Adjustment being applied as set forth in Section 2.13(c)).

(b)  The Borrower shall provide the KPI Metrics Auditor with all information the KPI Metrics Auditor may reasonably request in order to perform the tasks contemplated to be performed by it under the Loan Documents.

ARTICLE VII NEGATIVE COVENANTS

Commencing on the Initial Funding Date, and for so long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder (other than contingent obligations for which no claim has been made) shall remain unpaid or unsatisfied:

Section 7.1 Liens. The Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly create, incur, assume or suffer to exist any Liens upon any of its owned property, assets or revenues, whether now owned or hereafter acquired, other than the following Liens:

(a)  Liens for taxes, assessments and other governmental charges the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or appropriate provision, if any, as shall be required by IFRS of the Borrower or the applicable Subsidiary shall have been made;

(b)  Liens granted pursuant to or in connection with (i) any netting or set-off arrangements entered into in the ordinary course of trading (including, for the avoidance of doubt, any cash pooling or cash management arrangements with a bank or financial institution) or (ii) any intragroup loans granted or any intragroup Indebtedness incurred or entered into or any cash pooling or cash management arrangements entered into by and between the Borrower and its Subsidiaries or between Subsidiaries (for so long as such Persons continue to be Subsidiaries);

(c)  statutory liens of landlords and liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by IFRS of the Borrower or the applicable Subsidiary shall have been made;

(d)  Liens incurred or deposits made in the ordinary course of business in connection with (i) workers’ compensation, unemployment insurance and other types of social security, or (ii) other insurance maintained by the Borrower or any of its Subsidiaries in accordance with Section 6.8;

(e)  any attachment or judgment lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

(f)  Liens existing as of the Effective Date and set forth on Schedule 7.1 and Liens in relation to any Indebtedness that is refinancing or replacing any Indebtedness over which Liens are in place; provided that the principal amount secured thereby is not increased, save that principal amounts secured by Liens in respect of (i) Swap Contracts where there are fluctuations in the mark-to-market exposures of those Swap Contracts and (ii) Indebtedness where principal may increase by virtue of capitalization of interest, may be increased by the amount of such fluctuations or capitalizations, as the case may be;

(g)  any Liens permitted by the Administrative Agent, acting on the instructions of the Required Lenders;

(h)  licenses of, or other grants of rights to use, IP Rights granted by Borrower or any Subsidiary (i) in the ordinary course of business and not materially interfering with the business of Borrower and its Subsidiaries, taken as a whole, (ii) existing as of the Initial Funding Date, or (iii) between or among Borrower and any of its Subsidiaries or between or among any of its Subsidiaries;

(i)  any Liens created or deemed created pursuant to a Securitization;

(j)  any Liens granted in connection with any Swap Contract; provided that the aggregate value of the assets that are the subject of such Liens does not exceed U.S.$200.0 million (or its equivalent in other currencies) at any time;

(k)  Liens granted or arising over receivables, inventory, plant or equipment that fall within Section 7.2(d);

(l)  (i) any Liens over bank accounts arising under clause 24 or clause 25 of the general terms and conditions (algemene bankvoorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) and (ii) other Liens granted to any financial institution with whom it maintains accounts to the extent required by the relevant institution’s (or custodian’s or trustee’s, as applicable) standard terms and conditions, in each case, which are within the general parameters customary in the banking industry;

(m)  any Liens that are created or deemed created on shares of the Borrower or any of its Subsidiaries, pursuant to an obligation in respect of an Executive Compensation Plan by virtue of such shares being held on trust for the holders of the convertible securities pending exercise of any conversion option, where such Lien is customary for such transaction;

(n)  any Liens granted in connection with any Indebtedness referred to Section 7.2(f);

(o)  other Liens securing obligations of the Borrower and its Subsidiaries at any one time outstanding equal to the greater of (x) 10% of consolidated tangible assets of the Borrower and its Subsidiaries based on the last balance sheet delivered pursuant to Section 6.1, and (y) U.S.$1.5 billion; and

(p)  Liens granted in connection with or arising out of a Lease; provided that such Liens are over the right to use the asset or equipment that is the subject of the Lease pursuant to the terms of the Lease, or the rights of the Borrower or any of its Subsidiaries over the asset or equipment which is the subject of the Lease.

Section 7.2 Subsidiary Debt. The Borrower will not permit any of its Subsidiaries that is not a Loan Party to create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, except:

(a)  Indebtedness outstanding on the Effective Date and set forth on Schedule 7.2 and any renewals, extensions, replacements or refinancings thereof; provided that Indebtedness of any Loan Party shall not be refinanced with Indebtedness of a Subsidiary that is not a Loan Party and that the aggregate principal amount of such Indebtedness is not increased except by the amount of any capitalized interest under any facility or instrument that provided for capitalization of interest on those terms as at the Effective Date or by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with any renewal, extension or refinancing thereof and by an amount equal to any existing commitments unutilized thereunder;

(b)  Indebtedness owed by any Subsidiary to the Borrower or to any other Subsidiary (which shall include, without limitation, liabilities arising from cash management obligations, tax and accounting operations); provided that such Indebtedness shall not have been transferred or assigned to any Person other than the Borrower or any Subsidiary;

(c)  Indebtedness constituting a Securitization;

(d)  Indebtedness arising under factoring arrangements, Inventory Financing arrangements or export credit facilities or any similar arrangements (including Leases) for the purchase of equipment (provided that any Lien granted in relation to any such facility relates solely to equipment, the purchase of which was financed under such facility) or pursuant to sale and lease-back transactions provided that the maximum aggregate Indebtedness of members of the Borrower and its Subsidiaries, which are not Loan Parties under such transactions does not exceed U.S.$500.0 million at any time (disregarding, for the purpose of such limit, any amount of Indebtedness of the Borrower and its Subsidiaries arising under such arrangements permitted under this paragraph (d) and in place as at the Initial Funding Date including any amounts under such Indebtedness which has been repaid and reborrowed whether pursuant to the terms of the arrangement constituting such Indebtedness when originally advanced or otherwise);

(e)  Indebtedness of the Borrower and its Subsidiaries pursuant to any acquisition provided that: (i) such Indebtedness existed prior to the date of the acquisition and was not incurred, increased or extended in contemplation of, or since, the acquisition; and (ii) the aggregate amount of any such Indebtedness of the Borrower and its Subsidiaries which are not Loan Parties does not exceed U.S.$200.0 million at any time;

(f)  Indebtedness incurred pursuant to or in connection with any cash pooling or other cash management agreements with a bank or financial institution, but only to the extent of offsetting credit balances of the Borrower and its Subsidiaries which are not Loan Parties pursuant to such cash pooling or other cash management arrangement;

(g)  Indebtedness for taxes levied, assessments due and other governmental charges required to be paid as a matter of law or regulation in the ordinary course of trading; and

(h)  additional Indebtedness, if, after giving effect to the incurrence of any such Indebtedness, the aggregate outstanding amount of Indebtedness of all non-guarantor Subsidiaries would not exceed the greater of (x) 15% of consolidated tangible assets of the Borrower and its Subsidiaries based on the last balance sheet delivered pursuant to Section 6.1, and (y) U.S.$2.0 billion.

For the avoidance of doubt, the aggregate amount of any Indebtedness will be calculated for purposes of this Section 7.2 solely by reference to such Indebtedness of each of the Borrower’s Subsidiaries that is not a Loan Party.

Section 7.3 Fundamental Changes and Asset Dispositions.

(a)  The Borrower will not, nor will it permit any of its Subsidiaries, whether in a single transaction or in a series of related transactions to enter into any consolidation or merger with any other Person, unless no Default would exist and such transaction would not be prohibited by clause (b) below; provided that (i) in the case of a merger or consolidation involving the Borrower, the surviving entity thereof (1) is the Borrower or (2) (A) assumes the Obligations of the Borrower pursuant to an Acceptable Assumption Agreement and (B) is a Person organized and validly existing under the laws of Mexico, the United States, any State thereof or the District of Columbia, Canada, France, Belgium, Germany, Italy, Luxembourg, the Netherlands, Portugal, Spain, Switzerland or the United Kingdom, or any political subdivision thereof or any other jurisdiction reasonably acceptable to the Required Lenders and (ii) in the case of a merger or consolidation involving a Guarantor, (1) the surviving entity thereof is the Borrower, is (or will concurrently become) a Guarantor or otherwise assumes the Obligations of a Guarantor pursuant to an

Acceptable Assumption Agreement or (2) such transaction (A) results in the Guarantor no longer being a direct or indirect Subsidiary of the Borrower and (B) is not prohibited by Section 7.3(b).

(b)  The Borrower will not, nor will it permit any of its Subsidiaries to, whether in a single transaction or in a series or related transactions (including through liquidation, division, administration or other insolvency proceedings), Dispose all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, other than through a contribution of assets to a newly-formed Wholly Owned Subsidiary of the Borrower.

Section 7.4 Restricted Payments.

The Borrower will not, nor will it permit any of its Subsidiaries, to make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)  each Subsidiary may make Restricted Payments to the Borrower, any Subsidiary of the Borrower and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)  the Borrower and each Subsidiary may make Restricted Payments payable solely in the Common Stock or other common Equity Interests of such Person;

(c)  the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its Common Stock or other common Equity Interests;

(d)  the Borrower may make Restricted Payments to comply with any obligation in respect of any Executive Compensation Plan of the Borrower; and

(e)  the Borrower and each Subsidiary may make any Restricted Payment, so long as (i) no Default shall have occurred and be continuing at the time of such Restricted Payment, or would result therefrom and (ii) the Borrower shall be in compliance with the covenants in Section 7.5 after giving pro forma effect to such Restricted Payment.

Section 7.5 Financial Covenants.

(a)  The Borrower will not permit the Consolidated Leverage Ratio to be greater than 3.75:1.0 on the last day of any fiscal quarter of the Borrower, commencing with the last day of the first fiscal quarter of the Borrower ended after the Initial Funding Date.

(b)  The Borrower will not permit the Consolidated Coverage Ratio to be less than 2.75:1.0 on the last day of any fiscal quarter of the Borrower, commencing with the last day of the first fiscal quarter of the Borrower ended after the Initial Funding Date.

Each of the ratios referred to above will be calculated for the Borrower and its Subsidiaries on a consolidated basis for each consecutive four fiscal quarter period.

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES

Section 8.1 Events of Default. Any of the following shall constitute an event of default (each, an “Event of Default”):

(a)  Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan, or any fee due hereunder, or (iii) within three (3) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)  Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in Article VI (and such failure shall continue uncured for a period of 30 days after the Borrower becomes aware of such failure) or Article VII; or

(c)  Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading, in any material respect, when made or deemed made; provided that any such representation, warranty, certification or statement of fact that is curable by its nature may be cured within a period of 30 days after the Borrower becomes aware of such representation, warranty, certification or statement of fact being incorrect or misleading; or

(d)  Cross Payment Default. The Borrower or any Subsidiary fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder), after giving effect to any applicable grace period, having an outstanding aggregate principal amount equal to or greater than U.S.$50.0 million (or the equivalent thereof in other currencies); provided that such failure is unremedied and is not waived by the holders of such Indebtedness prior to any termination of Commitments or acceleration of the Loans pursuant to Section 8.2; or

(e)  Cross-Default. The Borrower or any of its Subsidiaries shall default in the observance or performance of any agreement, covenant or condition relating to any Indebtedness in an outstanding principal amount equal to or greater than U.S.$50.0 million, individually or in the aggregate, or contained in any agreement or instrument evidencing, securing, governing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity and such default shall continue unremedied beyond the applicable period of grace set forth in the documents evidencing such Indebtedness; or any such Indebtedness in an outstanding principal amount equal to or greater than U.S.$50.0 million, individually or in the aggregate, of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided that this clause (e) shall not apply to (i) secured Indebtedness that becomes due as a result of the Disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness, (ii) Guarantees of Indebtedness that are satisfied promptly on demand or (iii) with respect to Indebtedness incurred under any Swap

Contract, termination events or equivalent events pursuant to the terms of the relevant Swap Contract which are not the result of any default thereunder by the Borrower or any of its Subsidiaries; provided, further, that such default is unremedied and is not waived by the holders of such Indebtedness prior to any termination of Commitments or acceleration of the Loans pursuant to Section 8.2; or

(f)  Insolvency Proceedings, Etc. (i) Any Loan Party or any of its Subsidiaries institutes, or consents to the institution of any proceeding under any Debtor Relief Law, including, but not limited to, reorganization, concurso mercantil, quiebra or bankruptcy, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, visitador, conciliador, síndico or similar officer for it or for all or substantially all of its property; or

(ii)(1) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Loan Party in an involuntary case under any Debtor Relief Laws, which decree or order is not stayed; or any other similar relief shall be granted under any Applicable Law; or (2) an involuntary case shall be commenced against any Loan Party under any Debtor Relief Laws; or a decree or order of a court having jurisdiction for the appointment of a receiver, trustee, custodian, conservator, liquidator, rehabilitator, visitador, conciliador, síndico or similar officer for any Loan Party or for all or substantially all of its property over any Loan Party, or over all or substantially all of its property, shall have been entered, and any such event described in clauses (1) and (2) above shall continue for 60 consecutive calendar days; or

(iii) any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due or any Loan Party organized under the laws of Mexico becomes in a generalized default of its payment obligations (incumplimiento generalizado en el pago de sus obligaciones) within the meaning of Section I of Article 10 of the Mexican Bankruptcy Law (Ley de Concursos Mercantiles); or

(g)  Judgments. There is entered against the Borrower or any Subsidiary one or more final non-appealable judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding U.S.$100.0 million (to the extent not (i) covered by independent third-party insurance as to which the insurer does not dispute coverage or (ii) paid, discharged or bonded within 60 days after the entry of such judgment); or

(h)  ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of the Borrower or any of its Subsidiaries under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount that would reasonably be expected to have a Material Adverse Effect, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that would reasonably be expected to have a Material Adverse Effect; or

(i)  Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests, in writing, in any manner the validity or enforceability of any provision of any Loan Document for any reason other than as expressly permitted hereunder or thereunder prior to the satisfaction in full of all the Obligations; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document for any reason other than as expressly permitted hereunder or thereunder prior to the satisfaction in full of all the Obligations; or

(j)  Invalidity of Guarantees. Any guarantee issued under any Loan Document ceases to be in full force and effect; or any Loan Party contests, in writing, in any manner the validity or enforceability of any guarantee issued under any Loan Document for any reason other than as expressly permitted hereunder or thereunder prior to the satisfaction in full of all the Obligations; or

(k)  Exchange Controls. There occurs any Transfer and Inconvertibility Event and shall continue for 60 or more consecutive days; or

(l)  Condemnation; Nationalization. Any Governmental Authority asserting or exercising governmental or police powers or any Person acting or purporting to act under such Governmental Authority shall condemn, seize or appropriate, or shall assume custody or control of, all or a substantial portion of the property of the Loan Parties, taken as a whole, such that, based on the value of the asset attached, expropriated or seized, such action would reasonably be expected to have a Material Adverse Effect; or

(m)  Moratorium. Any Governmental Authority shall, by moratorium laws or other similar laws (except for any such law relating to matters of public health or national emergency), cancel, suspend or defer any material payment Obligation when the same becomes due and payable and such cancellation, suspension or deferral shall continue for 60 or more consecutive days.

For the avoidance of doubt, no Default or Event of Default shall occur solely by reason of a failure by the Borrower to comply with its obligations under clause (a) of Section 6.14 (Sustainability Reporting).

Section 8.2  Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent upon the request of the Required Lenders, shall, by notice to the Borrower, (a) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable and (b) terminate the Revolving Commitments (and thereupon the Revolving Commitments shall terminate immediately), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of an event described in Section 8.1(f), the obligation of each Lender to make Loans and any obligation shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and exercise any other remedy available under the Loan Documents, in each case without further act of the Administrative Agent or any Lender.

Section 8.3 Application of Funds.

After the exercise of remedies provided for in Section 8.2 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.13, be applied by the Administrative Agent in the following order:

First.  to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second. to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third.   to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth.  payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX ADMINISTRATIVE AGENT

Section 9.1 Appointment and Authority. Each of the Lenders hereby irrevocably appoints Citibank, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents to which the Administrative Agent is a party and authorizes the Administrative Agent to take such actions on its behalf and to exercise such rights, powers, authorities and privileges as are expressly delegated to the Administrative Agent by the terms hereof or thereof. For such purposes, each Lender hereby appoints and authorizes the Administrative Agent as its agent (comisionista) pursuant to articles 273 and 274 of the Mexican Commerce Code (Código de Comercio) to exercise the rights, powers, and authorities specifically given to the Administrative Agent under or in connection with the Loan Documents. The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 9.2 Rights as a Lender. If any Person serving as the Administrative Agent hereunder is or becomes a Lender, it shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.3 Exculpatory Provisions. The Administrative Agent and the Sustainability Structuring Agent, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents to which it is a party, and its duties hereunder shall be administrative in nature.

(a)  Without limiting the generality of the foregoing, the Administrative Agent and the Sustainability Structuring Agent, as applicable:

(i)  shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)  shall not have any duty to take any discretionary action or exercise any discretionary powers (including providing any request, consent, approval, waiver or authorization), except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(iii) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Lead Arrangers or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;

(iv)  shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders expressly provided for herein or in the other Loan Documents to which the Administrative Agent is a party) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final non-appealable judgment. In no event shall the Administrative Agent be liable under or in connection with this Agreement or any other Loan Document for indirect, special, incidental, punitive, or consequential losses or damages of any kind whatsoever, including, but not limited to, lost profits, whether or not foreseeable, even if the Administrative Agent has been advised of the possibility thereof and regardless of the form of action. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender; and

(v) shall not be responsible for or have any duty to ascertain or inquire into (i) any recital, statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents or accuracy of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith (including recalculating or determining, confirming or verifying any calculation or information set forth therein), (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the legality, validity, enforceability, effectiveness, genuineness or sufficiency of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vi) the properties, books or records of the Borrower.

(b)  The Administrative Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or under any Loan Document to which it is a party, or be required to take any action that is contrary to this Agreement or Applicable Law.

(c)  The Administrative Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Administrative Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

(d)  The authorizations, rights, privileges, protections and benefits given to the Administrative Agent are extended to, and shall be enforceable by, the Administrative Agent, under any Loan Document to which it is a party. In the event any claim of inconsistency between this Agreement and the terms of any Loan Document arises with respect to the duties, liabilities and rights of the Administrative Agent, the terms of this Agreement shall control.

(e)  In no event shall the Administrative Agent be responsible or liable for the actions or omissions of the Sustainability Structuring Agent or the Custodian.

Section 9.4 Reliance by Administrative Agent. (a) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may (but shall not be obligated to) rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Whenever reference is made in this Agreement or any other Loan Document to any discretionary action by consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Administrative Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Administrative Agent, it is understood that in all cases that the Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such written instruction, advice or concurrence from the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents to which the Administrative Agent is a party), in each case as it deems appropriate. Notwithstanding anything else to the contrary herein, the Administrative Agent may refrain from acting in accordance with any instructions or requests unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability, cost and expense that may be incurred by it by reason of taking or continuing to take any such action in compliance with the instruction or request. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future Lenders.

Section 9.5 Erroneous Payments.

(a)  If the Administrative Agent (x) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.5 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)  Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)  it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)  such Lender shall (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.5(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.5(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.5(a) or on whether or not an Erroneous Payment has been made.

(c)  Each Payment Recipient hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned.

(d)  In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to the Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Custodian, at the Lender’s election, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency.

(e)  The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(f)  To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g)  Each party’s obligations, agreements and waivers under this Section 9.5 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Section 9.6 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.7 Resignation of Administrative Agent.

(a)  The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Date.

(b)  If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the

“Removal Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Date.

(c)  With effect from the Resignation Date or the Removal Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.1(f) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Date or the Removal Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.6). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent. Any corporation or entity into which the Administrative Agent may be merged or converted or with which it may be consolidated or any corporation or entity resulting from any merger, conversion or consolidation to which the Administrative Agent shall be a party, or any corporation or entity succeeding to the business of the Administrative Agent or its corporate trust operations shall be the successor of the Administrative Agent hereunder and under the other Loan Documents to which the Administrative Agent is a party without the execution or filing of any paper with any party hereto or thereto or any further act on the part of any of the parties hereto or thereto, anything herein or in any other Loan Document to the contrary notwithstanding.

Section 9.8 Non-Reliance on the Administrative Agent, the Lead Arrangers and the Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent nor the Lead Arrangers has made any representation or warranty to it, and that no act by the Administrative Agent or the Lead Arrangers hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Lead Arrangers to any Lender as to any matter, including whether the Administrative Agent or the Lead Arrangers have disclosed material information in their (or their Related Parties’) possession. Each Lender represents to the Administrative Agent and the Lead Arrangers that it has, independently and without reliance upon the Administrative Agent, the Lead Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Lead Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

Section 9.9  No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Lead Arrangers or the Sustainability Structuring Agent shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

Section 9.10 Guaranty Matters. The Administrative Agent shall, upon the written instructions of the Required Lenders, release any Guarantor from its obligations under the Guaranty. If any Guarantor ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents, then such Guarantor shall automatically be released from its obligations under the Guaranty. The Administrative Agent shall, promptly upon the written request of the Borrower and at the Borrower’s sole cost, execute all such documentation as may reasonably requested to evidence or confirm such release.

Section 9.11 Certain ERISA Matters.

(a)  Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)  such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)  the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)  (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)  such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent (acting at the direction of the Required Lenders), and such Lender.

(b)  In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 9.12 Administrative Agent May File Proofs of Claim.

(a)  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(1)               (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other obligations of the Loan Parties under any Loan Document that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 10.5) allowed in such judicial proceeding; and

(2)               (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

(b) Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.5.

ARTICLE X MISCELLANEOUS

Section 10.1 Amendments, Etc. Subject to Section 3.3(c), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent on behalf and at the written direction of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)  waive any condition set forth in Section 4.1(a), Section 4.2(a) and Section 4.2(b) (other than clause (iv) thereof) without the written consent of each Lender;

(b)  extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2) without the written consent of such Lender;

(c)  postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)  reduce the principal of, or the rate of interest specified herein on, any Loan or any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Margin that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to

(i) amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) amend the definition of “KPI Metrics” or any related provision of this Agreement;

(e)  change Section 8.3 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f)  change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(g)  release all or substantially all of the value of the Guaranty without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 9.9 (in which case such release may be made by the Administrative Agent acting alone);

provided, further, no amendment, waiver or consent (including any Benchmark Replacement Conforming Changes) shall, unless in writing and signed by the Administrative Agent, amend, modify or otherwise affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document (including any fees, expenses, indemnities or other amounts payable to, or any other provisions expressly for the benefit of Administrative Agent); and any Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment, consent or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Section 10.2  Notices; Effectiveness; Electronic Communication.

(a)  Notices Generally.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows:

(i)   if to the Borrower or any other Loan Party, or the Administrative Agent, to the address or electronic mail address specified for such Person on Schedule 10.2; and

(ii)  if to any other Lender, to the address, facsimile number, electronic mail address specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its

Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in sub clause (b) below, shall be effective as provided in such clause (b). All notices from or to a Loan Party shall be sent through the Administrative Agent. The Borrower may make and/or deliver as agent of each Loan Party notices and/or requests on behalf of each Loan Party.

(b)   Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications; provided, further, that any notice or other communication delivered by e-mail to the Administrative Agent shall include and contain a scanned or imaged attachment (such as .pdf or similar widely used format). Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)   The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d)   Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address or email address (and the department or officer, if any, for whose attention a communication is to be made) for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address or telecopy number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)   Guarantor Agent. Each Guarantor by its execution of any Loan Document (as the case may be) irrevocably appoints the Borrower to act on its behalf as its agent in relation to the Loan Documents and irrevocably authorizes:

(i)  the Borrower on its behalf to supply all information concerning itself contemplated by any Loan Document to the Administrative Agent and the Lenders and to give all notices and instructions, to execute on its behalf any documents required hereunder and to make such agreements capable of being given or made by any Guarantor notwithstanding that they may affect such Guarantor, without further reference to or consent of such Guarantor;

(ii)  the Borrower on its behalf as its agent (comisionista) pursuant to articles 273 and 274 of the Mexican Commerce Code (Código de Comercio) to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Loan Documents; and

(iii) each of the Administrative Agent and the Lenders to give any notice, demand or other communication to such Guarantor pursuant to the Loan Documents to the Borrower on its behalf,

and in each case such Guarantor shall be bound thereby as though such Guarantor itself had given such notices and instructions or executed or made such agreements or received any notice, demand or other communication.

Every act, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Borrower, or given to the Borrower, in its capacity as agent in accordance with paragraph this clause (e), in connection with any Loan Document shall be binding for all purposes on such Guarantor as if such Guarantor had expressly made, given or concurred with the same. In the event of any conflict between any notices or other communications of the Borrower and any Guarantor, those of the Borrower shall prevail.

Section 10.3 Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.

Section 10.4 No Waiver; Cumulative Remedies; Enforcement. No failure by any party hereto to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.2 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.9 (subject to the terms of Section 2.12), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.2 and (ii) in addition to the matters set forth in clause (b) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 10.5 Expenses; Indemnity; Damage Waiver.

(a)  Costs and Expenses. Each Loan Party agrees, jointly and severally, to pay (i) (1) all reasonable and documented out-of-pocket expenses of the Administrative Agent (including the reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of United Stated legal counsel) associated with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents and any amendment, modification or waiver with respect thereto (whether or not the transactions contemplated hereby or thereby shall be consummated); provided that, except with respect to any fees, disbursements and other charges of one firm of United States legal counsel to the Administrative Agent, such expenses incurred prior to the Effective Date will be limited to U.S.$25,000 plus VAT, as applicable, taken together with any such expenses incurred in the Administrative Agent’s (or its Affiliate’s) capacity as a Lead Arranger for the Facilities, and (2) all reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of United States legal counsel and one firm of Mexican legal counsel to the Lenders, taken as a whole, as applicable, and (ii) all out-of-pocket costs and expenses of the Administrative Agent and the Lenders (including the fees, disbursements and other charges of one firm of counsel to each of (1) the Lenders, taken as a whole, and (2) the Administrative Agent, in each relevant jurisdiction) in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Documents, including its rights under this Section 10.5, or in connection with the Loans hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)  Indemnification by the Borrower. Each Loan Party shall jointly and severally indemnify the Administrative Agent (and any sub-agent thereof), the Sustainability Structuring Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee), of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.1), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim not involving an act or omission of the Borrower or any Subsidiary and that is solely among Indemnitees (other than against the Administrative Agent in its capacity as such). Without limiting the provisions of Section 3.1(c), this Section 10.5(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)  Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clauses (a) or (b) of this Section 10.5 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.10(d).

(d)  Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, no party hereto shall assert, and each party hereto hereby waives, and acknowledges that no other Person shall have, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided, however, that this provision shall not apply to any damages in respect of any indemnity obligations to the Administrative Agent under the terms of this Agreement. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)  Payments. All amounts due under this Section 10.5 shall be payable not later than ten (10) Business Days after demand therefor. To the extent that any undertaking in paragraph (b) of this Section 10.5 may be unenforceable because it contravenes any Applicable Law or public policy, the Loan Parties shall contribute the maximum portion that it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of such undertaking.

(f)  Survival. The agreements in this Section 10.5 and the indemnity provisions of Section 10.5 shall survive the resignation or removal of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

(g)  No Personal Liability. If an individual signs a certificate on behalf of the Borrower or any of its Subsidiaries and the certificate proves to be incorrect, the individual will incur no personal liability as a result, unless the individual acted fraudulently in giving the certificate.

Section 10.6 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b)

each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the resignation or removal of the Administrative Agent and the payment in full of the Obligations and the termination of this Agreement.

Section 10.7  Successors and Assigns.

(a)  Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (except as otherwise permitted pursuant to Section 7.3) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section 10.7 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)  Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), subject to the consent of the Borrower (not to be unreasonably withheld or delayed; it being understood that withholding or delaying consent with respect to an assignment to any Disqualified Lender or any Sanctioned Lender shall not be deemed unreasonable) unless (a) an event of default has occurred and is continuing, in which case such assignment may be made to any Person other than a Disqualified Lender or a Sanctioned Lender, or (b) the assignment is to a Lender, an Affiliate of a Lender or an Approved Fund in each case that is not a Disqualified Lender. Each such assignment (other than an assignment to a Lender, Affiliate of a Lender or an Approved Fund) shall (i) not be less than U.S.$5.0 million in respect of loans and commitments under the Revolving Facility and (ii) U.S.$1.0 million in respect of loans and commitments under the Term Facility. For any assignments for which the Borrower’s consent is required, such consent shall be deemed to have been given if the Borrower shall not have responded within ten (10) Business Days of a written request for such consent.

Neither the Administrative Agent nor any Lead Arranger shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders or Sanctioned Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or prospective Lender is a Disqualified Lender or

Sanctioned Lender or (y) have any liability with respect to or arising out of any assignment, or disclosure of confidential information, to any Disqualified Lender or Sanctioned Lender.

The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of U.S.$3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

No such assignment shall be made to (i) any Loan Party or any Loan Party’s Affiliates or Subsidiaries or (ii) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.

No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(c)  Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)  Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations. A participant shall have the same benefits as the Lender granting such participation with respect to (a) yield protection and increased cost (but not requiring payments in excess of those payable to such Lender in the absence of such participation), (b) with respect to pro rata treatment provisions and (c) Section 3.1, except such Participant shall not be entitled to receive any greater payment under Section 3.1, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Voting rights of participants shall be limited to those matters with respect to which the affirmative vote of each affected Lender or all Lenders are required as described in Section 10.1. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent shall have no responsibility for maintaining a Participant Register.

(e)  Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banks; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.8 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties on a need-to-know basis (it being understood that (i) the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof and (ii) the Borrower’s prior written consent shall be required prior to providing any such Information to any controlling persons or equity holders of any Arranger or Lender), (b) to the extent required or requested by any regulatory authority having jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), in which case the disclosing Person agrees to inform the Borrower promptly thereof prior to such disclosure, unless such Person is prohibited by Applicable Law from so informing the Borrower, or except in connection with any request as part of any audit or regulatory examination, (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, in which case the disclosing Person (except in connection with any order or request as part of any routine audit or examination conducted by bank accountants or any regulatory examination or audit) agrees to inform the Borrower promptly thereof prior to disclosure, (d) to any other party hereto, (e) to the extent necessary in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.8, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (ii) potential investors and re-insurance and insurance brokers or (iii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the prior written consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.8, (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates from a source other than the Borrower that is not to the recipient’s (or any of its Related Party’s) knowledge subject to confidentiality obligations to the Borrower or any of its Related Parties or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 10.8. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information limited solely to economic and structural terms of the Loans to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section 10.8, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the applicable disclosing party on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section 10.8 shall be principally liable on a several basis to the extent any confidentiality restrictions set forth herein are violated by one or more of its Related Parties.

Section 10.9 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.13 and, pending such payment, shall be segregated on its books and records by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section 10.8 are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.12 Survival of Representations and Warranties. All covenants, agreements, representations and warranties of the Loan Parties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof and the making of any Loans. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied. The provisions of Section 3.1, Section 10.5, Section 10.8, Section 10.15, Section 10.16, Section 10.17, Section 10.18 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof or the resignation or removal of the Administrative Agent.

Section 10.13 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.13, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined by the Administrative Agent (acting at the direction of the Required Lenders, acting in good faith), then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.14 Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.6, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.7), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.1 and 3.4) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)   the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in (b);

(b)   such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)   in the case of any such assignment resulting from a claim for compensation under Section 3.4 or payments required to be made pursuant to Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter;

(d)  such assignment does not conflict with Applicable Laws; and

(e)  in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower and the assignee, and acknowledged by the Administrative Agent and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further, that any such documents shall be without recourse to or warranty by the parties thereto.

Notwithstanding anything in this Section 10.14 to the contrary, the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.6.

Section 10.15 Governing Law; Jurisdiction; Etc.

(a)   Governing Law. This Agreement and the other Loan Documents (except, as to any Note, as expressly set forth therein) and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b)  SUBMISSION TO JURISDICTION. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANOTHER PARTY TO THIS AGREEMENT IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT AND EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT TO ANY OTHER JURISDICTION TO WHICH IT MAY BE ENTITLED ON ACCOUNT OF PLACE OF RESIDENCE OR DOMICILE OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)  WAIVER OF VENUE.   EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 10.15. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT

FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)   SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. THE BORROWER (I) IRREVOCABLY APPOINTS THE PROCESS AGENT FOR A PERIOD ENDING TWELVE (12) MONTHS AFTER THE MATURITY DATE, HAVING OFFICES ON THE EFFECTIVE DATE AT 590 MADISON AVENUE, 27TH FLOOR, NEW YORK, NY 10022 AS ITS AGENT TO RECEIVE ON BEHALF OF SUCH LOAN PARTY SERVICE OF PROCESS IN ANY PROCEEDINGS (WITH RESPECT TO THIS AGREEMENT AND THE LOAN DOCUMENTS GOVERNED BY NEW YORK LAW) IN NEW YORK, NEW YORK; AND (II) DESIGNATES AS ITS CONVENTIONAL ADDRESS THE ADDRESS OF THE PROCESS AGENT REFERRED TO ABOVE OR ANY OTHER ADDRESS NOTIFIED IN THE FUTURE BY THE PROCESS AGENT TO THE BORROWER. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE BORROWER, IN CASE OF THE PROCESS AGENT AT THE ADDRESS SPECIFIED ABOVE, AND THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF.

Section 10.16 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.16.

Section 10.17 Waiver of Immunities. To the extent permitted by Applicable Law, if the Borrower has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, the Borrower hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and the Notes. The Borrower agrees that the waivers set forth above shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable and not subject to withdrawal for purposes of such Act.

Section 10.18 Judgment Currency. The obligation of the Borrower hereunder to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars, except to the extent to which such tender or recovery shall result in the effective receipt by the Lenders or, as the case may be, the Administrative Agent of the full amount of Dollars expressed to be payable hereunder, and the Borrower agrees to indemnify the Administrative Agent and the Lenders (as an alternative or additional cause of action) for the amount (if any) by which such effective receipt shall fall short of the full amount of Dollars expressed to be payable hereunder and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due hereunder.

Section 10.19 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lead Arrangers, the Sustainability Structuring Agent and the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Lead Arrangers and the Lenders, on the other hand, (B) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Lead Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Lead Arrangers nor any Lender has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Lead Arrangers nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Lead Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.20 Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 10.21 USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the name and address of the Borrower and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each other Loan Party in accordance with the PATRIOT Act. The Borrower and each other Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

Section 10.22 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)  the effects of any Bail-In Action on any such liability, including, if applicable:

(c)  a reduction in full or in part or cancellation of any such liability;

(d)  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(e)  the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.23 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)  In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)  As used in this Section 10.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 10.24 Use of English Language. This Agreement has been negotiated and executed in the English language, which such English language version shall be the original instrument and shall govern among the parties hereto. Except for any Notes and such documents required to be delivered in connection with the Effective Date or the Initial Funding Date in a different language, all certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including any modifications or supplements hereto) shall be in the English language, or accompanied by an English translation thereof. Except in the case of (i) laws or official communications of Mexico, (ii) documents filed with any Governmental Authority in Mexico or (iii) corporate documents of the Borrower or any Guarantor, and (iv) any other document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement, and absent manifest error, control the meaning of the matters set out therein; provided that, the Administrative Agent’s sole obligation in respect of any documents delivered in a language other than English (without limiting its obligations under any corresponding document in the English language) shall be to make such documents available to the Lenders on the Platform, and the Administrative Agent shall have no duties or obligations in respect of such documents.

Section 10.25 Swiss Guarantee Limitation. Any guarantee, indemnity or other obligation provided under this Agreement or any other Loan Document by a Swiss Guarantor shall be deemed not to be provided by such Swiss Guarantor to the extent that the same would constitute a breach of the financial assistance prohibitions under Swiss law. Under Swiss law, the following restrictions shall be applicable to each Swiss Guarantor:

(a)  Any guarantee, indemnity or other obligation and liability by a Swiss Guarantor under this Agreement or any Loan Documents in relation to the obligations, undertakings, indemnities or liabilities of a Guarantor other than that Swiss Guarantor or any of its fully owned or controlled subsidiaries (the “Restricted Obligations”) shall be limited to the amount of that Swiss Guarantor’s Free Reserves Available for Distribution at the time payment is requested or the maximum amount permitted by Swiss law applicable at such time. Such limitations shall only apply to the extent it is a requirement under Applicable Law (including any case law) at the point in time payment is requested. Such limitation (as may apply from time to time or not) shall not free such Swiss Guarantor from payment obligations under this Agreement or any other Loan Documents in excess thereof, but merely postpone the payment date therefor until such times as payment is again permitted notwithstanding such limitation.

(b)  For the purpose of this Section 10.25, “Free Reserves Available for Distribution” means an amount equal to the maximum amount in which the relevant Swiss Guarantor can make a dividend payment to its shareholder(s) (being the year to date balance sheet profit and any freely disposable equity available for this purpose, in each case in accordance with applicable Swiss law). The freely disposable equity represents, inter alia, but not by way of limitation, the total shareholder equity less the total of: (i) the aggregate share capital, (ii) the statutory reserves (including reserves for own shares and revaluations), to the extent such reserves cannot be transferred into unrestricted, distributable reserves, and (iii) any freely disposable equity that has to be blocked for any loans granted by the Swiss Guarantor to a direct or indirect shareholder or a direct or indirect subsidiary of such shareholder.

(c)  As soon as reasonably practicable after having been requested to discharge a Restricted Obligation, the respective Swiss Guarantor shall provide the Administrative Agent with an interim statutory balance sheet audited by the statutory auditors of such Swiss Guarantor setting out the Free Reserves Available for Distribution and, promptly thereafter, pay the lesser of (i) the Restricted Obligation and (ii) the amount corresponding to the Free Reserves Available for Distribution or the maximum amount permitted by Swiss law applicable at the time payment is requested to the Administrative Agent (acting at the written direction of the Required Lenders) (save to the extent provided below).

(d)  In case a Swiss Guarantor who must make a payment in respect of the Restricted Obligations under this Agreement or any other Loan Document is obliged to withhold Swiss withholding tax in respect of such payment, such Swiss Guarantor shall:

(i)	if and to the extent required by Applicable Law in force at the relevant time:

(1)

procure that such payments can be made without deduction of Swiss withholding tax, or with deduction of Swiss withholding tax at a reduced rate, by discharging the liability to such tax by notification (Meldeverfahren) pursuant to Applicable Law (including double tax treaties) rather than payment of the Tax;

(2)

if the notification procedure (Meldeverfahren) pursuant to paragraph (1) above does not apply, deduct Swiss withholding tax at the rate of 35% (or such other rate as in force from time to time), or if the notification procedure (Meldeverfahren) pursuant to paragraph (1) above applies for a part of the Swiss withholding tax only, deduct Swiss withholding tax at the reduced rate resulting after the discharge of part of such Tax by notification under Applicable Law, from any payment made by it in respect of Restricted Obligations and promptly pay any such Taxes to the Swiss Federal Tax Administration; and

(3)

notify the Administrative Agent that such notification or, as the case may be, deduction has been made and provide evidence to the Administrative Agent that such a notification of the Swiss Federal Tax Administration has been made, or, as the case may be, that such Swiss withholding tax has been paid to the Swiss Federal Tax Administration;

  (ii)  to the extent such deduction is made, not be required to make a gross-up, indemnify or otherwise hold harmless the Lenders for the deduction of the Swiss withholding tax notwithstanding anything to the contrary contained in the Loan Documents, unless grossing-up is permitted under the laws of Switzerland then in force and provided that this should not in any way limit any obligations of any non-Swiss Guarantors under the Loan Documents to indemnify the Lenders in respect of the deduction of the Swiss withholding tax.

(e)  The Swiss Guarantor shall use all reasonable efforts to procure that any person which is entitled to a full or partial refund of any Swiss withholding tax paid pursuant to paragraph (d) above will, as soon as possible after the deduction of the Swiss withholding tax: (i) request a refund of the Swiss withholding tax under any Applicable Law (including double taxation treaties) and (ii) pay to the Administrative Agent upon receipt any amount so refunded. The Administrative Agent (acting at the written direction of the Required Lenders) shall take all reasonable steps to cooperate with the Swiss Guarantor to secure such refund.

(f)  In case the proceeds irrevocably received by the Administrative Agent and any Lender pursuant to paragraph (e)(ii) above have the effect that the proceeds received by the Administrative Agent and any Lender exceed the amount of obligations guaranteed by the relevant Swiss Guarantor, then the Administrative Agent (acting at the written direction of the Required Lenders) or the relevant Lender, as the case may be, shall promptly return such overcompensation to the relevant Swiss Guarantor.

(g)  The Swiss Guarantor will take, and cause to be taken, as soon as reasonably practicable, all and any other action, including, without limitation, the passing of any shareholders’ resolutions to approve any payment or other performance under this Agreement or any other Loan Document and the receipt of any confirmations from the Swiss Guarantor’s auditors, whether following a request to discharge a Restricted Obligation or which may be required as a matter of mandatory Swiss law in force at the time it is required to make a payment or perform other obligations under this Agreement or any other Loan Document in order to allow a prompt payment of amounts owed by the Swiss Guarantor or the prompt performance of other obligations under this Agreement or any other Loan Document.

(h)  If the enforcement of the Restricted Obligations would be limited due to the effects referred to in this Section 10.25 and if any asset of the Swiss Guarantor has a book value that is less than its market value (an “Undervalued Asset”), the Swiss Guarantor shall, to the extent permitted by Applicable Law and its accounting standards, (i) write up the book value of such Undervalued Asset such that its balance sheet reflects a book value that is equal to the market value of such Undervalued Asset, and (ii) make reasonable efforts to realize the Undervalued Asset for a sum which is at least equal to the market value of such asset. Without prejudice to the rights of the Administrative Agent under this Agreement or any other Loan Document, the Swiss Guarantor will only be required to realize an Undervalued Asset if such asset is not necessary for the Swiss Guarantor’s business (nicht betriebsnotwendig).

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